Exhibit 10.1

ELECTRONIC ARTS INC.

2000 EQUITY INCENTIVE PLAN

As Amended on July 26, 2012

1. PURPOSE. The purpose of this Plan is to provide incentives to attract retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights. Capitalized terms not defined in the text are defined in Section 24.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available for Awards. Subject to Sections 2.2, 2.3 and 19, the aggregate number of Shares that have been reserved pursuant to this Plan is 120,865,000 Shares. Shares that are: (a) subject to issuance upon exercise of an Award but cease to be subject to such Award for any reason other than exercise of such Award; (b) subject to an Award granted hereunder but are forfeited; or (c) subject to an Award that otherwise terminates or is settled without Shares being issued shall revert to and again become available for issuance under the Plan in the same amount as such Shares were counted against the number of Shares reserved pursuant to Section 2.2. The following Shares shall not again become available for issuance under the Plan: (x) Shares that are not issued or delivered as a result of the net settlement of an Option or Stock Appreciation Right; (y) Shares that are used to pay the exercise price or withholding taxes related to an Award; or (z) Shares that are repurchased by the Company with the proceeds of an Option exercise. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options and Stock Appreciation Rights granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.2 Share Usage. Shares covered by an award shall be counted as used as of the Grant Date. Any Shares that are subject to Awards of Options or SARs, granted on or after July 31, 2008, shall be counted against the aggregate number of Shares reserved as set forth in Section 2.1 as one (1) Share for every one (1) Share subject to an Award of Options or SARs. Any Shares that are subject to Awards other than Options or SARs, granted (a) on or after July 31, 2008 but prior to July 29, 2009, shall be counted against the number of Shares available for grant (as set forth in Section 2.1) as 1.82 Shares for every one (1) Share granted; and (b) on or after July 29, 2009, shall be counted against the number of Shares available for grant (as set forth in Section 2.1) as 1.43 Shares for every one (1) Share granted.

2.3 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Awards, and (c) the number of Shares associated with other outstanding Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees and directors of the Company or any Parent or Subsidiary of the Company. No person will be eligible to receive Awards covering more than 2,000,000 Shares in any fiscal year under this

Plan. For purposes of these limits, each Restricted Stock Unit settled in Shares (but not those settled in cash), shall be deemed to cover one Share. A person may be granted more than one Award under this Plan.

4. ADMINISTRATION.

4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to:

(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)	select persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability and payment of Awards;

(i)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned; and

(k)	make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to (i) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan, and (ii) grant an Award under this Plan to Participants who are not Insiders of the Company.

4.3 Section 162(m). To the extent that Awards are granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee, which may be the Committee, of two or more “outside directors” within the meaning of Section 162(m) of the Code. For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the committee, in its discretion, may set restrictions based upon the achievement of performance goals. The performance goals shall be set by the committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Awards that are intended to qualify under Section 162(m) of the Code, the committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the performance goals).

5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and

will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period; Performance Goals.

(a) Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided, further, that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

(b) Participant’s ability to exercise Options shall be subject to such restrictions, if any, as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Stock Option Agreement. Options may vary from Participant to Participant and between groups of Participants. Should the Committee elect to impose restrictions on an Option, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Option; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares subject to such Option. Prior to such Option becoming exercisable, the Committee shall determine the extent to which such Performance Factors have been met. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different Performance Periods and have different performance goals and other criteria.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 9 of this Plan.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c) Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In the event that the Committee has delegated to one or more officers of the Company the authority set forth in Section 4.2 above and Participant has been notified that such officer or officers has made a determination that Participant has been terminated for Cause, Participant shall have five (5) business days (measured from the date he or she was first notified of such determination) to appeal such determination to the Committee. If Participant appeals to the Committee in a timely manner, the Committee shall give the Participant an opportunity to present to the Committee evidence on his or her behalf. If the Committee has not delegated to one or more officers of the Company the authority set forth in Section 4.2, and the Committee makes such Cause determination itself, such decision shall be deemed final and unappealable. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company or Subsidiary dispatches notice or advice to the Participant that his service is terminated.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options, provided however, that (i) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, (ii) any such action shall not extend the exercise period of the Option to a date later than the later of (a) the fifteenth day of the third month following the date on which the Option otherwise would have expired or (b) December 31 of the calendar year in which the Option would have otherwise expired, and (iii) the Committee may not reduce the Exercise Price of outstanding Options without the approval of the stockholders. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to grant or to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), if any, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1 Form of Restricted Stock Award. All grants or purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment, if any, for the Shares to the Company within thirty (30) days, or such other date as may be set forth in the Restricted Stock Purchase Agreement, from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment, if any, for the Shares to the Company within thirty (30) days, or such other date as may be set forth in the Restricted Stock Purchase Agreement, then the offer will terminate, unless otherwise determined by the Committee.

6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award, if any, will be determined by the Committee on the date the Restricted Stock Award is granted. At the Committee’s discretion, consideration for the Restricted Stock Award may be in the form of continued service to the Company or a Subsidiary. Payment of the Purchase Price may be made in accordance with Section 9 of this Plan.

6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee determines otherwise in the case of a Participant who is not a “covered employee” for purposes of Section 162(m) of the Code in the year of Termination.

7. RESTRICTED STOCK UNITS. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of the Company’s Common Stock. A Restricted Stock Unit does not constitute a share of, nor represent any ownership interest in, the Company. The Committee will determine the number of Restricted Stock Units granted to any eligible person; whether the Restricted Stock Units will be settled in Shares, in cash, or in a combination of the two; the price to be paid (the “Purchase Price”), if any, for any Shares issued pursuant to a Restricted Stock Unit; the restrictions to which the Restricted Stock Units will be subject, and all other terms and conditions of the Restricted Stock Units, subject to the following:

7.1 Form of Restricted Stock Unit Award. All Restricted Stock Units granted pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Unit Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock Units will be accepted by the Participant’s execution and delivery of the Restricted Stock Unit Agreement within thirty (30) days, or such other date as may be set forth in the Restricted Stock Unit Agreement, from the date the Restricted Stock Unit Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Unit Agreement within thirty (30) days, or such other date as may be set forth in the Restricted Stock Unit Agreement, then the offer will terminate, unless otherwise determined by the Committee.

7.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Unit, if any, will be determined by the Committee on the date the Restricted Stock Unit is granted. At the Committee’s discretion, consideration for the Restricted Stock Unit may be in the form of continued service to the Company or a Subsidiary. Payment of the Purchase Price, if any, shall be made in accordance with Section 9 of this Plan when the Shares are issued.

7.3 Terms of Restricted Stock Units. Restricted Stock Units shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Unit Agreement. Restricted Stock Units may vary from Participant to Participant and between groups of Participants. Prior to the grant of Restricted Stock Units, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Unit; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Restricted Stock Units that will be awarded to the Participant. Prior to the payment (whether in Shares, cash or otherwise) of any Restricted Stock Units, the Committee shall determine the extent to which such Restricted Stock Units have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Units that are subject to different Performance Periods and have different performance goals and other criteria.

7.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Units only to the extent earned as of the date of Termination in accordance with the Restricted Stock Unit Agreement, unless the Committee determines otherwise in the case of a Participant who is not a “covered employee” for purposes of Section 162(m) of the Code in the year of Termination.

7.5 Payment When Restrictions Lapse. The cash or Shares that a Participant is entitled to receive pursuant to a Restricted Stock Unit shall be paid or issued to the Participant when all applicable restrictions and other conditions applicable to the Restricted Stock Unit have lapsed or have been satisfied, unless the Restricted Stock Unit Agreement provides for a later settlement date in compliance with Section 409A of the Code.

8. STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights or SARs to eligible persons and will determine the number of Shares subject to the SARs, the Exercise Price of the SARs, the period during which the SARs may be exercised, and all other terms and conditions of the SARs, subject to the following:

8.1 Form of SAR Grant. SARs granted under this Plan will be evidenced by an Award Agreement that will expressly identify the SARs as freestanding SARs (SARs granted independent of any other Option), tandem SARs (SARs granted in connection with an Option, or any portion thereof), or any combination thereof (“SAR Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

8.2 Date of Grant. The date of grant of a SAR will be the date on which the Committee makes the determination to grant such SAR, unless otherwise specified by the Committee. The SAR Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the SAR.

8.3 Exercise Price and Other Terms.

(a) The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted; provided, further, that the Exercise Price for freestanding SARs shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date. The Exercise Price for tandem SARs shall equal the Exercise Price of the related Option.

(b) Participant’s ability to exercise SARs shall be subject to such restrictions, if any, as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual SAR Agreement. SARs may vary from Participant to Participant and between groups of Participants. Should the Committee elect to impose restrictions on a SAR, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the SAR; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares subject to such SAR. Prior to such SAR becoming exercisable, the Committee shall determine the extent to which such Performance Factors have been met. Performance Periods may overlap and Participants may participate simultaneously with respect to SAR that are subject to different Performance Periods and have different performance goals and other criteria.

8.4 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. Tandem SARs may be exercised only with respect to the Shares for which the related Option is then exercisable. With respect to tandem SARs granted in connection with an Option: (a) the tandem SARs shall expire no later than the expiration of the underlying Option; (b) the value of the payout with respect to the tandem SARs shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SARs are exercised; and (c) the tandem SARs shall be exercisable only when the Fair Market Value of the Shares subject to the underlying Option exceeds the Exercise Price of the Option.

8.5 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

8.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between (i) the Fair Market Value of a Share on the date of exercise (or such other date as may be determined by the Committee and set forth in the Participant’s SAR Agreement) and (ii) the Exercise Price; times

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of the SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

8.7 Termination. Notwithstanding the exercise periods set forth in the SAR Agreement, exercise of a SAR will always be subject to the following:

(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s SAR only to the extent that such SAR would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event, no later than the expiration date of the SAR.

(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s SAR may be exercised only to the extent that such SAR would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the SAR.

(c) Notwithstanding the provisions in paragraph 8.7(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the SAR shall be entitled to exercise any SAR with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. In the event that the Committee has delegated to one or more officers of the Company the authority set forth in Section 4.2 above and Participant has been notified that such officer or officers has made a determination that Participant has been terminated for Cause, Participant shall have five (5) business days (measured from the date he or she was first notified of such determination) to appeal such determination to the Committee. If Participant appeals to the Committee in a timely manner, the Committee shall give the Participant an opportunity to present to the Committee evidence on his or her behalf. If the Committee has not delegated to one or more officers of the Company the authority set forth in Section 4.2, and the Committee makes such Cause determination itself, such decision shall be deemed final and unappealable. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company or Subsidiary dispatches notice or advice to the Participant that his service is terminated.

8.8 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding SARs and authorize the grant of new SARs, provided however, that (i) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any SAR previously granted, (ii) any such action shall not extend the exercise period of the SAR to a date later than the later of (a) the fifteenth day of the third month following the date on which the SAR otherwise would have expired or (b) December 31 of the calendar year in which the Option would have otherwise expired, and (iii) the Committee may not reduce the Exercise Price of outstanding SARs without the approval of the stockholders.

9. PAYMENT FOR SHARE PURCHASES. Where expressly approved for the Participant by the Committee and where permitted by law, payment for Shares purchased pursuant to this Plan may:

(a)	be made in cash (by check);

(b)	by cancellation of indebtedness of the Company to the Participant;

(c)	by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(d)	by waiver of compensation due or accrued to the Participant for services rendered;

(e)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)	through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)	through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f)	by withholding from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to satisfy the Exercise Price or Purchase Price (the Fair Market Value of the Shares to be withheld shall be determined on the date that the Award is exercised by the Participant); or

(g)	by any combination of the foregoing; or

(h)	such other consideration and method of payment for issuance of Shares to the extent permitted by applicable laws.

10. GRANTS TO OUTSIDE DIRECTORS.

10.1 Types of Awards and Shares. Outside Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 10 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

10.2 Eligibility. Awards pursuant to this Section 10 shall be granted only to Outside Directors. An Outside Director who is appointed, elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 10.

10.3 Vesting, Exercisability and Settlement.

(a) Except as set forth below in Section 10.3(b), Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Outside Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

(b) Notwithstanding any provision to the contrary, in the event of a corporate transaction described in Section 19.1, the vesting of all Awards granted to Outside Directors pursuant to this Section 10 will accelerate and such Awards will become exercisable (to the extent applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three months of the consummation of said event. Any Awards not exercised within such three-month period shall expire.

10.4 Shares in Lieu of Cash Compensation. Each Outside Director may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him as a director (including the annual retainer and any fees payable for serving on the Board or a Committee of the Board) and to receive in lieu thereof Shares. Any such election shall be in writing and must be made before the services are rendered giving rise to such compensation, and may not be revoked or changed thereafter during the Outside Director’s term. On such election, the cash compensation otherwise payable will be increased by 10% for purposes of determining the number of Shares to be credited to such Outside Director. If an Outside Director so elects to receive Shares in lieu of cash, there shall be credited to such Outside Director a number of Shares equal to the amount of the cash compensation so reduced (increased by 10% as described in the preceding sentence) divided by the Fair Market Value on the day in which the compensation would have been paid in the absence of such election.

11. WITHHOLDING TAXES.

11.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax and social security requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax and social security requirements.

11.2 Stock Withholding. When, under applicable tax or social security laws, a Participant incurs tax or social security liability in connection with the exercise or vesting of any Award that is subject to tax or social security withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum tax or social security withholding obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

12. TRANSFERABILITY.

12.1 Except as otherwise provided in this Section 12, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

12.2 All Awards other than NQSOs and SARs. All Awards other than NQSOs and SARs shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

12.3 NQSOs and SARs. Unless otherwise restricted by the Committee, a NQSO and SAR shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO or SAR by “permitted transfer;” and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in a Stock Option Agreement or SAR Agreement, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO and SAR but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

13. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

13.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 13.2.

13.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.

14. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

15. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

16. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards; provided, however, that no such exchange program may, without the approval of the Company’s stockholders, allow for the cancellation of an outstanding Option or Stock Appreciation Right followed by its replacement with a new Option or Stock Appreciation Right having a lower Exercise Price. The Committee may, subject to approval by the Company’s stockholders, at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

17. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

18. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

19. CORPORATE TRANSACTIONS.

19.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Section 19.1, such Awards will accelerate and will become exercisable in full prior to the consummation of such transaction at such time and on such conditions as the Committee will determine, and if such Awards are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

19.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

19.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Sections 409A and 424(a) of the Code). In the event the Company elects to grant a new Option or SAR rather than assuming an existing option, such new Option or SAR may be granted with a similarly adjusted Exercise Price.

20. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option or SAR may be exercised prior to initial stockholder approval of this Plan; (b) no Option or SAR granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

21. TERM OF PLAN/GOVERNING LAW. Unless terminated as provided herein, this Plan will continue in effect twenty (20) years from the date this Plan was first adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

22. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

23. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

24. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means the commission of an act of theft, embezzlement, fraud, dishonesty, other acts constituting gross misconduct, or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Executive Compensation and Leadership Committee of the Board.

“Company” means Electronic Arts Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option or a SAR, as the case may be, may purchase the Shares issuable upon exercise of such Option or SAR.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)	if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal;

(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)	if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(d)	if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(a)	child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b)	any person (other than a tenant or employee) sharing the Participant’s household;

(c)	a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d)	a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e)	any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)	Profit Before Tax;

(b)	Revenue (on an absolute basis or adjusted for currency effects);

(c)	Net revenue;

(d)	Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

(e)	Operating income;

(f)	Operating margin;

(g)	Operating profit;

(h)	Controllable operating profit, or net operating profit;

(i)	Net Profit;

(j)	Gross margin;

(k)	Operating expenses or operating expenses as a percentage of revenue;

(l)	Net income;

(m)	Earnings per share;

(n)	Total stockholder return;

(o)	Market share;

(p)	Return on assets or net assets;

(q)	The Company’s stock price;

(r)	Growth in stockholder value relative to a pre-determined index;

(s)	Return on equity;

(t)	Return on invested capital;

(u)	Cash Flow (including free cash flow or operating cash flows)

(v)	Cash conversion cycle;

(w)	Economic value added;

(x)	Individual confidential business objectives;

(y)	Contract awards or backlog;

(z)	Overhead or other expense reduction;

(aa)	Credit rating;

(bb)	Strategic plan development and implementation;

(cc)	Succession plan development and implementation;

(dd)	Improvement in workforce diversity;

(ee)	Customer indicators;

(ff)	New product invention or innovation;

(gg)	Attainment of research and development milestones;

(hh)	Improvements in productivity;

(ii)	Attainment of objective operating goals and employee metrics.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

“Performance Period” means the period of service determined by the Committee, which shall be no less than one calendar quarter nor more than five years (unless tied to a specific and objective milestone or event), during which time of service or performance is to be measured for Awards.

“Plan” means this EA 2000 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares that are subject to restrictions pursuant to Section 6.

“Restricted Stock Unit” means an award of the right to receive, in cash or Shares, the value of a share of the Company’s Common Stock pursuant to Section 7.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in tandem with a related Option that pursuant to Section 8 is designated as a SAR.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“ Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.

ELECTRONIC ARTS INC.

RESTRICTED STOCK UNIT AWARD (U.S. EMPLOYEES)

2000 EQUITY INCENTIVE PLAN

[Box with Participant Information]

Electronic Arts Inc., a Delaware corporation, (the “Company”) hereby grants on the date hereof (the “Award Date”) to the individual named above (the “Participant”) an award of Restricted Stock Units issued under the Company’s 2000 Equity Incentive Plan, as amended (the “Plan”), to receive the total number of Shares set forth below of the Company’s common stock (the “Award Shares”). The Restricted Stock Units are subject to all the terms and conditions set forth herein, including the terms and conditions in the attached Appendix A and Appendix B (together, the “Award”) and in the Plan, the provisions of which are incorporated herein by reference. All capitalized terms used in this Award that are not defined herein have the meanings defined in the Plan. The principal features of the Restricted Stock Units are as follows:

[Box with grant information Award Date/number of shares subject to Award]

Vesting Schedule: Subject to the terms and conditions of the Plan and the Award, the Restricted Stock Units shall vest as to twenty-five percent (25%) of the Award Units on each of the first, second, third and fourth anniversaries of the Award Date, provided Participant is, and has remained continuously since the Award Date, employed by the Company or a Subsidiary on each vesting date (or such later date as may result from suspended vesting as provided below). Participant shall be deemed to have worked a calendar month if Participant has worked any portion of that month. Vesting will continue in accordance with the vesting schedule set forth herein during a leave of absence that is protected by contract or under local law (which may include, but is not limited to, a maternity, paternity, disability, medical, or military leave), provided that vesting shall cease if and when the leave of absence is no longer guaranteed by contract or local law. Vesting shall be suspended during any unpaid personal leave of absence, except as otherwise required by contract or local law.

PLEASE READ ALL OF APPENDIX A AND, IF APPLICABLE, APPENDIX B, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THE AWARD.

ELECTRONIC ARTS INC.

/s/ Stephen G. Bené

Stephen G. Bené

Senior Vice President and General Counsel

ACCEPTANCE:

By accepting the Award, Participant acknowledges the receipt of the Award under the Plan and agrees to voluntarily participate in the Plan. Participant hereby acknowledges that a copy of the Plan and a copy of the Prospectus, as amended, are available upon request from the Company’s Stock Administration Department and can also be accessed electronically. Participant represents that Participant has read and understands the contents of the Plan, the Prospectus and the Award, and accepts the Restricted Stock Units subject to all the terms and conditions of the Plan and the Award. Participant understands and acknowledges that there may be tax consequences related to the grant and vesting of the Restricted Stock Units and the sale of the underlying Award Shares and that Participant should consult a tax advisor to determine his or her actual tax consequences. Participant must accept this Award by executing and delivering a signed copy of this Award to the Company or by electronically accepting this Award pursuant to the online acceptance procedure established by the Company within thirty (30) days. Otherwise, the Company may, at its discretion, rescind the Award and the Restricted Stock Units granted thereunder in its entirety.

APPENDIX A

ELECTRONIC ARTS INC.

RESTRICTED STOCK UNIT AWARD (U.S. EMPLOYEES)

UNDER THE 2000 EQUITY INCENTIVE PLAN

1. Form of Award. Each Restricted Stock Unit granted under the Plan shall be evidenced by an award of Restricted Stock Units (the “Award”) in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, which Award shall comply with and be subject to the terms and conditions of the Plan. Awards may be evidenced by paper copy or electronic copy.

2. Date of Grant. The date of grant of the Restricted Stock Units shall be the date on which the Committee makes the determination to grant such Restricted Stock Units, unless otherwise specified by the Committee. The Award representing the Restricted Stock Units will be delivered to Participant within a reasonable time after the granting of the Restricted Stock Units.

3. Award. Each Restricted Stock Unit represents the unsecured right to receive one share of Common Stock, subject to certain restrictions and subject to the terms and conditions contained in this Award and the Plan. In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.

4. No Shareholder Rights. The Restricted Stock Units do not entitle Participant to any rights of a shareholder of Common Stock. The rights of Participant with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which such rights become vested.

5. Conversion of Restricted Stock Units; Issuance of Award Shares. No Award Shares shall be issued to Participant prior to the date on which the Restricted Stock Units vest. After any Restricted Stock Units vest, the Company shall promptly cause to be issued in book-entry form, registered in Participant’s name or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, Award Shares in payment of such vested whole Restricted Stock Units; provided, however, that in the event such Restricted Stock Units do not vest on a day during which the Common Stock is quoted on the Nasdaq Global Select Market (or traded on such other principal national securities market or exchange on which the Common Stock may then be listed) (“Trading Day”), the Company shall cause Award Shares to be issued on the next Trading Day following the date on which such Restricted Stock Units vest; provided, further, that in no event shall the Company cause such Award Shares to be issued later than two (2) months after the date on which such Restricted Stock Units vest. For purposes of this Award, the date on which vested Restricted Stock Units are converted into Award Shares shall be referred to as the “Conversion Date.”

6. Fractional Restricted Stock Units. In the event Participant would otherwise become vested in a fractional portion of a Restricted Stock Unit (a “Fractional Portion”) based on the vesting terms of the Restricted Stock Units, such Fractional Portion shall instead remain unvested until the final vesting date for the Restricted Stock Units; provided, however, that if Participant would otherwise vest in a subsequent Fractional Portion prior to the final vesting date for the Restricted Stock Units and such Fractional Portion taken together with a previous Fractional Portion that remained unvested would equal a whole Award Share, then such Fractional Portions shall vest and be converted into one Share. Upon the final vesting date, the value of any remaining Fractional Portion(s) shall be rounded up to the nearest whole Award Share at the same time as the conversion of the remaining Restricted Stock Units and issuance of Award Shares described in Section 5 above.

7. Restriction on Transfer. Neither the Restricted Stock Units nor any rights under this Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Participant other than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company. Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise Participant’s rights and receive any property distributable with respect to the Restricted Stock Units upon Participant’s death.

8. Termination of Employment.

(a) Forfeiture of Unvested Restricted Stock Units Upon Termination of Employment, Other than Death or Disability. In the event that Participant’s employment or service is Terminated for any reason other than death or Disability and the Restricted Stock Units are not yet fully vested as of the Termination Date (as defined in Section 10(i) below), then the unvested Restricted Stock Units shall be forfeited immediately upon such Termination Date.

(b) Termination of Employment Due to Death or Disability. If the Participant’s employment is Terminated due to death or Disability after the first anniversary of the Award Date, a pro-rata portion of the Restricted Stock Units, to the extent that the Restricted Stock Units are partially vested on the Termination Date (as defined in Section 10(i) below), will be converted into Award Shares and issued to the Participant, or Participant’s legal representatives, beneficiaries, or heirs, as the case may be. If the Participant’s employment with the Company or Subsidiary is Terminated due to death or Disability, before the first anniversary of the Award Date, the entire Award shall be forfeited. In determining the pro-rata portion of the Restricted Stock Units that are vested on the Termination Date (as defined in Section 10(i) below), the Committee will consider the number of months worked by Participant during the 12-calendar month period preceding the next anniversary of the Award Date under the following formula:

Number of Restricted Stock Units scheduled to vest on the next anniversary of the Award Date multiplied by [Number of calendar months worked by Participant during the 12-month period prior to the next anniversary of the Award Date] divided by 12.

Participant shall be deemed to have worked a calendar month if Participant has worked any portion of that month. The Committee’s determination of vested Restricted Stock Units shall be in whole Restricted Stock Units only and will be binding on the Participant.

9. Suspension of Award and Repayment of Proceeds for Contributing Misconduct.

If at any time the Committee reasonably believes that Participant has engaged in an act of misconduct, including, but not limited to an act of embezzlement, fraud or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Company’s financial statements (“Contributing Misconduct”), the Committee may suspend the vesting of the Restricted Stock Units pending a determination of whether an act of Contributing Misconduct has been committed. If the Committee determines that Participant has engaged in an act of Contributing Misconduct, then the Restricted Stock Units will terminate immediately upon such determination and the Committee may require Participant to repay to the Company, in cash and upon demand, the Award Proceeds (as defined below) resulting from any sale or other disposition (including to the Company) of Award Shares issued or issuable upon the vesting of the Restricted Stock Units if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “Award Proceeds” means, with respect to any sale or other disposition (including to the Company) of Award Shares issued or issuable upon vesting of Restricted Stock Units, an amount determined appropriate by the Committee to reflect the effect of the restatement on the Company’s Share price, up to the amount equal to the market value per Share at the time of such sale or other disposition multiplied by the number of Award Shares sold or disposed of. The return of Award Proceeds is in addition to and separate from any other relief available to the Company due to the Participant’s Contributing Misconduct. Any determination by the Committee with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is designated as an “executive officer”, the determination of the Committee shall be subject to the approval of the Board of Directors.

10. Acknowledgement of Nature of Plan and Award. In accepting the Award, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past;

(c) all decisions with respect to future grants of Restricted Stock Units, if any, will be at the sole discretion of the Company;

(d) nothing in the Plan or the Award shall confer on Participant any right to continue in the employ of, or other service relationship with, the Company or, if different, Participant’s employer (the “Employer”) or limit in any way the right of the Company or the Employer to terminate Participant’s employment or service relationship at any time;

(e) Participant’s participation in the Plan is voluntary;

(f) in the event that Participant is not an employee of the Company, the Award and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company;

(g) the future value of the underlying Award Shares is unknown and cannot be predicted with certainty;

(h) no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or Award Shares received upon vesting of the Restricted Stock Units resulting from Termination of Participant’s employment (for any reason whatsoever and whether or not in breach of local labor laws) , and in consideration of the grant of the Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or the Employer, waive his or her ability, if any, to bring any such claim, and release the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(i) in the event of Termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to receive and vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed (the “Termination Date”) and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of the Restricted Stock Units; and

(j) the Restricted Stock Units and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

11. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Award Shares. Participant is hereby advised to consult with his or her own tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

12. Tax Withholding. Regardless of any action the Company and/or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of Award Shares upon settlement of the Restricted Stock Units, the subsequent sale of Award Shares acquired pursuant to such issuance and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding Shares from the delivery of the Award Shares, provided that the Company only withholds a number of Shares with a Fair Market Value equal to or below the minimum withholding amount for Tax-Related Items, provided, however, that in order to avoid issuing fractional Shares, the Company may round up to the next nearest number of whole Shares, as long as the Company issues no more than a single whole Share in excess of the minimum withholding obligation for Tax-Related Items. For example, if the minimum withholding obligation for Tax-Related Items is $225 and the Fair Market Value of the Common Stock is $50 per share, then the Company may withhold up to five (5) Shares from the delivery of Award Shares on the Conversion Date. The Company or the Employer will remit the total amount withheld for Tax-Related Items to the appropriate tax authorities; or

(ii) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or

(iii) withholding from proceeds of the sale of Award Shares acquired upon vesting/settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization).

If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Award Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Award Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.

Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by one or more of the means previously described. The Company may refuse to deliver the Award Shares or proceeds from the sale of Award Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

13. Compliance with Laws and Regulations. The issuance and transfer of Award Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of such issuance or transfer. The Company is not required to issue or transfer Award Shares if to do so would violate such requirements.

14. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in the Award and any other Award materials by and among, as applicable, the Employer, the Company and any Subsidiary or affiliate of the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about him or her, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

Participant understands that Data will be transferred to E*Trade Financial Services, Inc. or such other stock plan service provider as may be selected by Participant or as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the Company, E*Trade Financial Services, Inc. and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands, however, that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

15. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16. Authority of the Board and the Committee. Any dispute regarding the interpretation of the Award shall be submitted by Participant, the Employer, or the Company, forthwith to either the Board or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Participant, the Employer, and/or the Company.

17. Deferral of Compensation. Payments made pursuant to this Plan and Award are intended to qualify for the “short-term deferral” exemption from Section 409A of the Code. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award agreement to ensure that all Awards are made in a manner that qualifies for exemption from or complies with Section 409A of the Code, provided however, that the Company makes no representations that the Award will be exempt from Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to this Award.

18. Governing Law and Choice of Venue. The Award as well as the terms and conditions set forth in the Plan shall be governed by, and subject to, the law of the State of California, without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award or the grant of Restricted Stock Units, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award.

20. Agreement Severable. In the event that any provision in this Award is held to be invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award.

21. Entire Agreement. The Award, including this Appendix A, Appendix B and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

22. Appendix B. If Participant relocates to one of the countries included in the Appendix B during the life of the Restricted Stock Units, the special terms and conditions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix B constitutes part of this Award.

23. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Award Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

APPENDIX B

ELECTRONIC ARTS INC.

2000 EQUITY INCENTIVE PLAN

Restricted Stock Unit Award Country Specific Terms and Conditions

(Non-U.S. Employees )

Terms and Conditions

This Appendix B includes additional terms and conditions that govern the Restricted Stock Units granted to Participant under the Plan if Participant resides in one of the countries listed below. This Appendix B forms part of the Award. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and the Award.

Notifications

This Appendix B also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in Participant’s country as of October 2009. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the Restricted Stock Units or sells Award Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working, the information contained herein may not be applicable to Participant.

AUSTRALIA

Terms and Conditions

Australian Offer Document. Investment in shares involves a degree of risk. Australian Resident Offerees who elect to participate in the 2000 Equity Incentive Plan should monitor their participation and consider all risk factors relevant to the acquisition of common stock under the 2000 Equity Incentive Plan. The Complete Australian Offer Document can be accessed at http://portal.ea.com/home/stockadmin-rsus.

Australian Addendum. The Restricted Stock Units are granted either pursuant to the Australian Addendum, which is an addendum to the Plan, or a specific relief instrument from the Australian Securities and Investment Commission. Participation in the Plan and the Restricted Stock Units granted under the Plan are subject to the terms and conditions stated in the Australian Addendum or relief instrument, as applicable, and the Offer Document, in addition to the Plan and the Award. The complete Australian Addendum can be accessed at http://portal.ea.com/home/stockadmin-rsus.

Restricted Stock Units Payable Only in Common Stock. Restricted Stock Units granted to Participants in Australia shall be paid in Common Stock only and do not provide any right for Participant to receive a cash payment, notwithstanding Section 7 of the Plan, or any provision in the Award to the contrary.

Notifications

Securities Law Information. If Participant acquires Award Shares pursuant to the Restricted Stock Units and offers the Award Shares for sale to a person or entity resident in Australia, such offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice as to his or her disclosure obligations prior to making any such offer.

AUSTRIA

Notifications

Consumer Protection Information. Participant may be entitled to revoke acceptance of the Award on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to the Award and the Plan:

(i) The revocation must be made within one (1) week after acceptance of the Award.

(ii) The revocation must be in written form to be valid. It is sufficient if Participant returns the Award to the Company or the Company’s representative with language which can be understood as a refusal to conclude or honor the Award, provided the revocation is sent within the period discussed above.

Exchange Control Information. If Participant holds Award Shares acquired under the Plan outside of Austria, Participant must submit a report to the Austrian National Bank. An exemption applies if the value of the Award Shares as of any given quarter does not exceed €30,000,000 or as of December 31 does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is December 31 and the deadline for filing the annual report is March 31 of the following year.

When Participant sells Award Shares acquired under the Plan, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all accounts abroad exceeds €3,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

BELGIUM

Notifications

Tax Reporting. Participant is required to report any taxable income attributable to the Restricted Stock Units on his or her annual tax return. In addition, Participant is also required to report any bank accounts opened and maintained outside Belgium on his or her annual tax return.

BERMUDA

There are no country-specific provisions.

BRAZIL

Terms and Conditions

Compliance with Law. By accepting the Award, Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the Restricted Stock Units, the receipt of any dividends, and the sale of Award Shares acquired under the Plan.

Notifications

Exchange Control Information. If Participant is resident or domiciled in Brazil, Participant will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000 (approximately BRL180,650 as of September 2009). Assets and rights that must be reported include Award Shares acquired under the Plan.

CANADA

Terms and Conditions

Restricted Stock Units Payable Only in Common Stock. Restricted Stock Units granted to Participants in Canada shall be paid in Common Stock only and do not provide any right for Participant to receive a cash payment, notwithstanding Section 7 of the Plan, or any provision in the Award to the contrary.

The following provisions will apply if Participant is a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Award, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy Notice and Consent. This provision supplements the Data Privacy section of the Award:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Subsidiary and the administrator of the Plan to disclose and discuss the Plan with their advisors. Participant further authorizes the Company, any Subsidiary and the administrator of the Plan to record such information and to keep such information in his or her employee file.

CZECH REPUBLIC

Notifications

Exchange Control Information. Upon request of the Czech National Bank, Participant may need to file a notification within 15 days of the end of the calendar quarter in which he or she acquires the Award Shares.

FINLAND

There are no country-specific provisions.

FRANCE

There are no country-specific provisions.

GERMANY

Notifications

Exchange Control Information. If Participant makes cross-border payments in excess of €12,500 in connection with the sale of securities (including Award Shares acquired under the Plan), Participant must file a monthly report with the Servicezentrum Außenwirtschaftsstatistik, which is the competent federal office of the Deutsche Bundesbank (the German Central Bank) for such notifications in Germany. If Participant uses a German commercial bank to effectuate such cross-border payments, the bank will provide Participant with the required form.

In addition, in the unlikely event that Participant holds Common Stock exceeding 10% of the total capital of the Company, Participant must report his or her holdings in the Company on an annual basis.

GREECE

There are no country-specific provisions.

HONG KONG

Terms and Conditions

Restricted Stock Units Payable Only in Common Stock. Restricted Stock Units granted to Participants in Hong Kong shall be paid in Common Stock only and do not provide any right for Participant to receive a cash payment, notwithstanding Section 7 of the Plan, or any provision in the Award to the contrary.

Notifications

Securities Law Notification. The offer of Restricted Stock Units and the Award Shares under the terms of the Award does not constitute a public offering of securities, and it is only available only for employees of the Company or any of its Subsidiaries or affiliates participating in the Plan.

Please be aware that the contents of the Award, including this Appendix B, and the Plan have not been reviewed by any regulatory authority in Hong Kong. The Restricted Stock Units, the Award, including this Appendix B, and the Plan are intended solely for the personal use of Participant and may not be distributed to any other person. Participant is advised to exercise caution in relation to this offer of Restricted Stock Units under the Plan. If Participant is in any doubt about any of the contents of the Award, including this Appendix B, or the Plan, Participant should obtain independent professional advice.

HUNGARY

There are no country-specific provisions.

INDIA

Notifications

Exchange Control Notification. To the extent required by local law, Participant must repatriate the proceeds from the sale of Award Shares and any dividends received in relation to the Award Shares to India and convert the proceeds into local currency within 90 days after receipt. Participant must maintain the foreign inward remittance certificate (“FIRC”) received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation.

IRELAND

Notifications

Director Notification Requirement. Directors, shadow directors and secretaries of an Irish Subsidiary or affiliate must notify the Irish Subsidiary or affiliate in writing within five business days of (i) receiving or disposing of an interest in the Company (e.g., Restricted Stock Units, Award Shares, etc.), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor children (whose interests will be attributed to the director, shadow director or secretary). (A shadow director is an individual who is not on the board of directors of the Irish Subsidiary or affiliate but who has sufficient control so that the board of directors of the Irish Subsidiary or affiliate acts in accordance with the directions and instructions of the individual.)

ITALY

Terms and Conditions

Data Privacy Consent. This consent replaces the Data Privacy section of the Award:

Participant understands that the Employer, the Company and any Subsidiary or affiliate may hold certain personal information about Participant, including, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of the Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor and will process such data for the exclusive purpose of implementing, managing and administering the Plan (“Personal Data”).

Participant also understands that providing the Company with Participant’s Personal Data is mandatory for compliance with local law and necessary for the performance of the Plan and that Participant’s refusal to provide such Personal Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Controller of personal data processing is Electronic Arts Inc., with registered offices at 209 Redwood Shores Parkway, Redwood City, CA 94065, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Electronic Arts Italia

SARL with registered offices at Via Agnello 6/1 Milan 20121, Italy. Participant understands that Participant’s Personal Data will not be publicized, but it may be transferred to E*Trade Financial Services, Inc., banks, other financial institutions or brokers involved in the management and administration of the Plan. Participant further understands that the Company and/or its Subsidiaries or affiliates will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan, and that the Company and/or its Subsidiaries or affiliates may each further transfer Personal Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to E*Trade Financial Services, Inc. or another third party with whom Participant may elect to deposit any shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Personal Data in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that these recipients may be located in or outside the European Economic Area in such countries as in the United States that may not provide the same level of protection as intended under Italian data privacy laws. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Participant’s Personal Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

Participant understands that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Participant’s Personal Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, ask for rectification of Participant’s Personal Data and estop, for legitimate reason, the Personal Data processing.

Furthermore, Participant is aware that Participant’s Personal Data will not be used for direct marketing purposes. In addition, the Personal Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s human resources department.

Terms of Award. By accepting the Award, Participant acknowledges that (1) Participant has received Plan and the Award, including this Appendix B; (2) Participant has reviewed those documents in their entirety and fully understands the contents thereof; and (3)

Participant accepts all provisions of the Plan and the Award, including this Appendix B. Participant further acknowledges that Participant has read and specifically and expressly approves, without limitation, the following sections of the Award: “Fractional Restricted Stock Units”; “Restrictions on Transfer”; “Termination of Employment”; “Suspension of Award and Repayment of Proceeds for Contributing Misconduct”; “Acknowledgment of Nature of Plan and Award”; “No Advice Regarding Grant”; “Tax Withholding”; “Data Privacy” as replaced by the above provision; “Authority of the Board and the Committee”; “Governing Law and Choice of Venue”; “Appendix B”; and “Imposition of Other Requirements.”

Notifications

Exchange Control Information. Exchange control reporting is required if Participant transfers cash or Shares to or from Italy in excess of €10,000 or the equivalent amount in U.S. dollars. If the payment is made through an authorized broker resident in Italy, the broker will comply with the reporting obligation. In addition, Participant will have exchange control reporting obligations if Participant has any foreign investment (including Award Shares) held outside Italy in excess of €10,000. The reporting must be done on Participant’s individual tax return.

JAPAN

There are no country-specific provisions.

KOREA

Notifications

Exchange Control Information. Exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares (including the Award Shares) repatriate the proceeds to Korea within 18 months of the sale.

MEXICO

Terms and Conditions

Acknowledgement of the Award. By accepting the Award, Participant acknowledges that he or she has received a copy of the Plan and the Award, including this Appendix B, which Participant has reviewed. Participant acknowledges further that he or she accepts all the provisions of the Plan and the Award, including this Appendix B. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 10: “Acknowledgment of Nature of Plan and Award” in the Award, which clearly provides as follows:

(1) Participant’s participation in the Plan does not constitute an acquired right;

(2) The Plan and Participant’s participation in it are offered by the Company on a wholly discretionary basis;

(3) Participant’s participation in the Plan is voluntary; and

(4) The Company and its Subsidiaries and affiliates are not responsible for any decrease in the value of any Shares acquired at vesting of the Restricted Stock Units.

Labor Law Policy and Acknowledgment. In accepting the Award, Participant expressly recognizes that Electronic Arts Inc., with registered offices at 209 Redwood Shores Parkway, Redwood City, California 94065, U.S.A., is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis and his or her sole employer is EA México S. de R.L. de C.V. (“EA Mexico”), located at Torre Esmeralda III, Blvd. Manuel Avila Camacho #32 7th Floor, Colonia Lomas de Chapultepec, Delegación Miguel Hidalgo, México DF 11000. Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between Participant and the employer, EA Mexico, and do not form part of the employment conditions and/or benefits provided by EA Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company, its Subsidiaries and its affiliates, branches, representation offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Acuerdo. Aceptando este Acuerdo, el Participante reconoce que ha recibido una copia del Plan y el Acuerdo, incluyendo este Apéndice que el Participante ha revisado. El Participante reconoce, además, que acepta todas las disposiciones del Plan y del Acuerdo, incluyendo este Apéndice. El Participante también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 10: “Reconocimiento de la Naturaleza del Plan y del Acuerdo” del Acuerdo, que claramente dispone lo siguiente:

(1) La participación del Participante en el Plan no constituye un derecho adquirido;

(2) El Plan y la participación del Participante en el Plan se ofrecen por la Compañía a discreción total de la Compañía;

(3) Que la participación del Participante en el Plan es voluntaria; y

(4) La Compañía y sus Subsidiarias no son responsables de ninguna disminución en el valor de las acciones adquiridas al conferir las Unidades de Acciones Restringidas.

Política Laboral y Reconocimiento. Aceptando este Acuerdo, el Participante expresamente reconoce que Electronic Arts Inc., con sus oficinas registradas en 209 Redwood Shores Parkway, Redwood City, California 94065, U.S.A., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y en su caso la adquisición de Acciones no constituyen una relación de trabajo entre el Participante y la Compañía, ya que el Participante participa en el Plan en un marco totalmente comercial y su único patrón es EA México S. de R.L. de C.V. (“EA Mexico”), (“EA Mexico”), con domicilio en Torre Esmeralda III, Blvd. Manuel Avila Camacho #32 7th Floor, Colonia Lomas de Chapultepec, Delegación Miguel Hidalgo, México DF 11000. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el patrón, EA Mexico y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por EA Mexico y que cualquier modificación al Plan o su terminación no constituye un cambio o desmejora de los términos y condiciones de la relación de trabajo del Participante.

Asimismo, el Participante reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna frente el Participante.

Finalmente, el Participante por este medio declara que no se reserva derecho o acción alguna en contra de la Compañía por cualquier compensación o daños y perjuicios en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a la Compañía, Subsidiarias y sus afiliadas, sucursales, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales en relación con cualquier demanda que pudiera surgir.

NETHERLANDS

Notification

Insider Trading Notification. Participant should be aware of Dutch insider-trading rules, which may impact the sale of Award Shares acquired at vesting of the Restricted Stock Units. In particular, Participant may be prohibited from effectuating certain transactions involving Award Shares during the period in which Participant possesses “inside information” regarding the Company.

By accepting the Award, Participant acknowledges having read and understood the Securities Law Information and further acknowledge that it is her or his responsibility to comply with the following Dutch insider trading rules:

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of the Company or a Subsidiary in the Netherlands who has inside information as described herein.

NEW ZEALAND

There are no country-specific provisions.

NORWAY

Terms and Conditions

Tax Withholding. This provision supplements the Tax Withholding section of the Award.

The Employer is required to withhold and report certain Tax-Related Items when Participant’s Restricted Stock Units vest.

Participant acknowledges and agrees that the required Tax-Related Items may be withheld using any of the withholding methods specified in the Tax Withholding section of the Award. Currently, the Company intends to satisfy the Employer’s withholding obligations by withholding a number of the Award Shares issuable to Participant at vesting with a fair market value sufficient to cover the minimum amount of Tax-Related Items. The remainder of the Award Shares will be issued to Participant. Participant acknowledges and agrees that, although the Company does not actually settle the Restricted Stock Units in cash, this withholding method is, to Participant, the equivalent of receiving settlement of a number of the Restricted Stock Units in Award Shares and the remainder in cash since the cash value of the withheld Award Shares will be delivered to the tax authorities on Participant’s behalf in order to pay the Tax-Related Items Participant owes in connection with the vesting of the Restricted Stock Units.

POLAND

Terms and Conditions

Restricted Stock Units Settled in Newly Issued Shares Only. The Restricted Stock Units will be granted over newly issued Award Shares only. In no event will treasury Award Shares be issued upon settlement of vested Restricted Stock Units in Poland.

Notifications

Exchange Control Information. Polish residents holding foreign securities (including Award Shares) and maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such transactions or balances exceeds €15,000. If required, the reports are due on a quarterly basis by the 20th day following the end of each quarter. The reports are filed on special forms available on the website of the National Bank of Poland.

PORTUGAL

Notifications

Exchange Control Information. If Participant does not hold the Award Shares acquired upon vesting/settlement of Restricted Stock Units under the Plan with a Portuguese financial intermediary, Participant may need to file a report with the Portuguese Central Bank. If the Award Shares are held by a Portuguese financial intermediary, it will file the report for Participant.

ROMANIA

Notifications

Exchange Control Information. If Participant remits foreign currency into or out of Romania (e.g., the proceeds from the sale of the Award Shares), Participant may have to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. Participant should consult his or her personal legal advisor to determine whether Participant will be required to submit such documentation to the Romanian bank.

RUSSIA

Terms and Conditions

U.S. Transaction. Participant understands that the Restricted Stock Units shall be valid and this Award shall be concluded and become effective only when acceptance of this Award is received electronically or otherwise by the Company in the United States. In no event will Award Shares issued to Participant pursuant to the Restricted Stock Units be delivered to Participant in Russia; Award Shares issued to Participant pursuant to the Restricted Stock Units shall be delivered to Participant through E*Trade Financial Services, Inc. in the United States and kept on Participant’s behalf in the United States. Participant is not permitted to sell Award Shares acquired upon vesting/settlement of the Restricted Stock Units directly to other Russian legal entities or residents.

Settlement of Restricted Stock Units. Depending on the development of local regulatory requirements, the Company reserves the right to force the immediate sale of any Award Shares to be issued upon vesting/settlement of the Restricted Stock Units. If applicable, Participant agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Award Shares (on Participant’s behalf pursuant to this authorization) and Participant expressly authorizes the Company’s designated broker to complete the sale of such Award Shares. Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Award Shares at any particular price. Upon the sale of the Award Shares, the Company agrees to pay Participant the cash proceeds from the sale of the Award Shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. Participant acknowledges that he or she is not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this Award.

Notifications

Securities Law Information. The Plan, the Award (including this Appendix B), the grant of Restricted Stock Units and all other materials Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of Award Shares acquired at vesting has not and will not be registered in Russia, unless future changes in the relevant securities regulations require otherwise. Therefore, Award Shares and any other securities described in any Plan-related documents may not be used for public offering or public circulation in Russia.

Exchange Control Information. Under current exchange control regulations, and to the extent it continues to be required by local law, Participant must repatriate the proceeds from the sale of Award Shares and any dividends received in relation to the Shares to Russia within a reasonably short period after receipt. The sale proceeds and any dividends received must be initially credited to the Participant through a foreign currency account opened in Participant’s name at an authorized bank in Russia. After the sale proceeds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws.

Participant is encouraged to contact Participant’s personal advisor before remitting his or her sale proceeds to Russia as exchange control requirements may change.

SINGAPORE

Notifications

Securities Law Information. The grant of the Restricted Stock Units is being made on a private basis and is, therefore, exempt from registration in Singapore.

Director Notification Requirement. Directors of a Singaporean Subsidiary or affiliate are subject to certain notification requirements under the Singapore Companies Act. Directors must notify the Singaporean Subsidiary or affiliate in writing of an interest (e.g., Restricted Stock Units, Award Shares, etc.) in the Company or any related companies within two days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Award Shares are sold), or (iii) becoming a director.

SOUTH AFRICA

Terms and Conditions

Tax Withholding. This provision supplements the Tax Withholding section of the Award:

By accepting the Award, Participant agrees to immediately notify the Employer of the amount of any gain realized upon vesting of the Restricted Stock Units. If Participant fails to advise the Employer of the gain realized at exercise, Participant may be liable for a fine. Participant will be responsible for paying any difference between the actual tax liability and the amount withheld.

Notifications

Exchange Control Information. Participant is solely responsible for complying with applicable South African exchange control regulations. Because no transfer of funds from South Africa is required under the Award, no filing or reporting requirements should apply when the Restricted Stock Units are granted or when Award Shares are issued upon vesting/settlement of the Restricted Stock Units. However, since the exchange control regulations change frequently and without notice, Participant should consult his or her legal advisor prior to the acquisition or sale of Award Shares acquired under the Plan to ensure compliance with current regulations. As noted, it is Participant’s responsibility to comply with South African exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws.

SPAIN

Terms and Conditions

Acknowledgment of Nature of Plan and Award. This provision supplements the Acknowledgment of Nature of Plan and Award section the Award:

In accepting the Award, Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan. Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be employees of the Company or a Subsidiary or affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries or affiliates. Consequently, Participant understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and the Award Shares issued upon vesting/settlement of the Restricted Stock Units shall not become a part of any employment contract (either with the Company or any Subsidiary or affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Participant understands that this Award would not be made to Participant but for the assumptions and conditions referred to herein; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of these Restricted Stock Units shall be null and void.

Notifications

Exchange Control Information. Participant must declare the acquisition of Award Shares to the Dirección General de Politica Comercial y de Inversiones Extranjeras (the “DGPCIE”) of the Ministerio de Economia for statistical purposes. Participant must also declare ownership of any Shares with the Directorate of Foreign Transactions each January while the Award Shares are owned. In addition, if Participant wishes to import the ownership title of any Award Shares (i.e., share certificates) into Spain, he or she must declare the importation of such securities to the DGPCIE.

When receiving foreign currency payments derived from the ownership of Award Shares (i.e., cash dividends or sale proceeds), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will need to provide the financial institution with the following information: (i) Participant’s name, address and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) additional information that may be required.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

Notifications

Securities Law Information. The offer of the Restricted Stock Units is considered a private offering in Switzerland and is therefore not subject to securities registration in Switzerland.

TAIWAN

Notifications

Exchange Control Information. Participant may acquire foreign currency (including proceeds from the sale of Award Shares) up to US$5,000,000 per year without justification.

If the transaction amount is TWD500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, Participant must also provide supporting documentation to the satisfaction of the remitting bank.

THAILAND

Notifications

Exchange Control Information. Participant will be required to immediately repatriate the proceeds from the sale of Award Shares and any cash dividends received in relation to the Award Shares to Thailand immediately upon receipt and to convert the funds to Thai Baht or deposit the proceeds in a foreign currency account maintained by a bank in Thailand within 360 days of remitting the proceeds to Thailand. If the amount of the proceeds is equal to or greater than US$20,000, Participant must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form.

If Participant does not comply with this obligation, Participant may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, Participant should consult a legal advisor before selling Award Shares to ensure compliance with current regulations. It is Participant’s responsibility to comply with exchange control laws in Thailand, and neither the Company nor the Employer will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws.

UNITED KINGDOM

Terms and Conditions

Tax Withholding. The following provisions supplement the Tax Withholding section of the Award:

Participant agrees that, if Participant does not pay or the Employer or the Company does not withhold from Participant the full amount of Tax-Related Items that Participant owes at vesting/settlement of the Restricted Stock Units, or the release or assignment of the Restricted Stock Units for consideration, or the receipt of any other benefit in connection with the Restricted Stock Units (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), then the amount that should have been withheld shall constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the official rate of HM Revenue and Customs (“HMRC”) and will be immediately due and repayable by Participant, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in the Tax Withholding section of the Award. Participant authorizes the Company to delay the issuance of any Award Shares unless and until the loan is repaid in full.

Notwithstanding the foregoing, if Participant is an officer or executive director (as within the meaning of section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that Participant is an officer or executive director and Tax-Related Items are not collected from or paid by Participant by the Due Date, the amount of any uncollected Tax-Related Items may constitute a benefit to Participant on which additional income tax and National Insurance Contributions may be payable. Participant acknowledges that the Company or the Employer may recover any such additional income tax and National Insurance Contributions at any time thereafter by any of the means referred to in the Tax Withholding section of the Award, although Participant acknowledges that he/she ultimately will be responsible for reporting any income tax or National Insurance Contributions due on this additional benefit directly to the HMRC under the self-assessment regime.

ELECTRONIC ARTS INC.

RESTRICTED STOCK UNIT AWARD (NON-U.S. EMPLOYEES)

2000 EQUITY INCENTIVE PLAN

[Box with Participant Information]

Electronic Arts Inc., a Delaware corporation, (the “Company”) hereby grants on the date hereof (the “Award Date”) to the individual named above (the “Participant”) an award of Restricted Stock Units issued under the Company’s 2000 Equity Incentive Plan, as amended (the “Plan”), to receive the total number of Shares set forth below of the Company’s common stock (the “Award Shares”). The Restricted Stock Units are subject to all the terms and conditions set forth herein, including the terms and conditions in the attached Appendix A, any special terms and conditions for Participant’s country set forth in the attached Appendix B (collectively, the “Award”) and in the Plan, the provisions of which are incorporated herein by reference. All capitalized terms used in this Award that are not defined herein have the meanings defined in the Plan. The principal features of the Restricted Stock Units are as follows:

[Box with grant information Award Date/number of shares subject to Award]

Vesting Schedule: Subject to the terms and conditions of the Plan and the Award, the Restricted Stock Units shall vest as to twenty-five percent (25%) of the Award Units on each of the first, second, third and fourth anniversaries of the Award Date, provided Participant is, and has remained continuously since the Award Date, employed by the Company or a Subsidiary on each vesting date (or such later date as may result from suspended vesting as provided below). Participant shall be deemed to have worked a calendar month if Participant has worked any portion of that month. Vesting will continue in accordance with the vesting schedule set forth herein during a leave of absence that is protected by contract or under local law (which may include, but is not limited to, a maternity, paternity, disability, medical, or military leave), provided that vesting shall cease if and when the leave of absence is no longer guaranteed by contract or local law. Vesting shall be suspended during any unpaid personal leave of absence, except as otherwise required by contract or local law.

PLEASE READ ALL OF APPENDIX A AND, IF APPLICABLE, APPENDIX B, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THE AWARD.

ELECTRONIC ARTS INC.

/s/ Stephen G. Bené

Stephen G. Bené

Senior Vice President and General Counsel

ACCEPTANCE:

By accepting the Award, Participant acknowledges the receipt of the Award under the Plan and agrees to voluntarily participate in the Plan. Participant hereby acknowledges that a copy of the Plan and a copy of the Prospectus, as amended, are available upon request from the Company’s Stock Administration Department and can also be accessed electronically. Participant represents that Participant has read and understands the contents of the Plan, the Prospectus and the Award, and accepts the Restricted Stock Units subject to all the terms and conditions of the Plan and the Award. Participant understands and acknowledges that there may be tax consequences related to the grant and vesting of the Restricted Stock Units and the sale of the underlying Award Shares and that Participant should consult a tax advisor to determine his or her actual tax consequences. Participant must accept this Award by executing and delivering a signed copy of this Award to the Company or by electronically accepting this Award pursuant to the online acceptance procedure established by the Company within thirty (30) days. Otherwise, the Company may, at its discretion, rescind the Award and the Restricted Stock Units granted thereunder in its entirety.

APPENDIX A

ELECTRONIC ARTS INC.

RESTRICTED STOCK UNIT AWARD (NON-U.S. EMPLOYEES)

UNDER THE 2000 EQUITY INCENTIVE PLAN

1. Form of Award. Each Restricted Stock Unit granted under the Plan shall be evidenced by an award of Restricted Stock Units (the “Award”) in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, which Award shall comply with and be subject to the terms and conditions of the Plan. Awards may be evidenced by paper copy or electronic copy.

2. Date of Grant. The date of grant of the Restricted Stock Units shall be the date on which the Committee makes the determination to grant such Restricted Stock Units, unless otherwise specified by the Committee. The Award representing the Restricted Stock Units will be delivered to Participant within a reasonable time after the granting of the Restricted Stock Units.

3. Award. Each Restricted Stock Unit represents the unsecured right to receive one share of Common Stock, subject to certain restrictions and subject to the terms and conditions contained in this Award and the Plan. In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.

4. No Shareholder Rights. The Restricted Stock Units do not entitle Participant to any rights of a shareholder of Common Stock. The rights of Participant with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which such rights become vested.

5. Conversion of Restricted Stock Units; Issuance of Award Shares. No Award Shares shall be issued to Participant prior to the date on which the Restricted Stock Units vest. After any Restricted Stock Units vest, the Company shall promptly cause to be issued in book-entry form, registered in Participant’s name or in the name of Participant’s legal representatives or heirs, as the case may be, Award Shares in payment of such vested whole Restricted Stock Units; provided, however, that in the event such Restricted Stock Units do not vest on a day during which the Common Stock is quoted on the Nasdaq Global Select Market (or traded on such other principal national securities market or exchange on which the Common Stock may then be listed) (“Trading Day”), the Company shall cause Award Shares to be issued on the next Trading Day following the date on which such Restricted Stock Units vest; provided, further, that in no event shall the Company cause such Award Shares to be issued later than two (2) months after the date on which such Restricted Stock Units vest. For purposes of this Award, the date on which vested Restricted Stock Units are converted into Award Shares shall be referred to as the “Conversion Date.”

6. Fractional Restricted Stock Units. In the event Participant would otherwise become vested in a fractional portion of a Restricted Stock Unit (a “Fractional Portion”) based on the vesting terms of the Restricted Stock Units, such Fractional Portion shall instead remain unvested until the final vesting date for the Restricted Stock Units; provided, however, that if Participant would otherwise vest in a subsequent Fractional Portion prior to the final vesting date for the Restricted Stock Units and such Fractional Portion taken together with a previous Fractional Portion that remained unvested would equal a whole Award Share, then such Fractional Portions shall vest and be converted into one Share. Upon the final vesting date, the value of any remaining Fractional Portion(s) shall be rounded up to the nearest whole Award Share at the same time as the conversion of the remaining Restricted Stock Units and issuance of Award Shares described in Section 5 above.

7. Restriction on Transfer. Neither the Restricted Stock Units nor any rights under this Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Participant other than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company.

8. Termination of Employment.

(a) Forfeiture of Unvested Restricted Stock Units Upon Termination of Employment, Other than Death or Disability. In the event that Participant’s employment or service is Terminated for any reason other than death or Disability and the Restricted Stock Units are not yet fully vested as of the Termination Date (as defined in Section 10(k) below), then the unvested Restricted Stock Units shall be forfeited immediately upon such Termination Date.

(b) Termination of Employment Due to Death or Disability. If the Participant’s employment is Terminated due to death or Disability after the first anniversary of the Award Date, a pro-rata portion of the Restricted Stock Units, to the extent that the Restricted Stock Units are partially vested on the Termination Date (as defined in Section 10(k) below), will be converted into Award Shares and issued to the Participant, or Participant’s legal representatives or heirs, as the case may be. If the Participant’s employment with the Company or Subsidiary is Terminated due to death or Disability, before the first anniversary of the Award Date, the entire Award shall be forfeited. In determining the pro-rata portion of the Restricted Stock Units that are vested on the Termination Date (as defined in Section 10(k) below), the Committee will consider the number of months worked by Participant during the 12-calendar month period preceding the next anniversary of the Award Date under the following formula:

Number of Restricted Stock Units scheduled to vest on the next anniversary of the Award Date multiplied by [Number of calendar months worked by Participant during the 12-month period prior to the next anniversary of the Award Date] divided by 12.

Participant shall be deemed to have worked a calendar month if Participant has worked any portion of that month. The Committee’s determination of vested Restricted Stock Units shall be in whole Restricted Stock Units only and will be binding on the Participant.

9. Suspension of Award and Repayment of Proceeds for Contributing Misconduct. If at any time the Committee reasonably believes that Participant has engaged in an act of misconduct, including, but not limited to an act of embezzlement, fraud or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Company’s financial statements (“Contributing Misconduct”), the Committee may suspend the vesting of the Restricted Stock Units pending a determination of whether an act of Contributing Misconduct has been committed. If the Committee determines that Participant has engaged in an act of Contributing Misconduct, then the Restricted Stock Units will terminate immediately upon such determination and the Committee may require Participant to repay to the Company, in cash and upon demand, the Award Proceeds (as defined below) resulting from any sale or other disposition (including to the Company) of Award Shares issued or issuable upon the vesting of the Restricted Stock Units if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “Award Proceeds” means, with respect to any sale or other disposition (including to the Company) of Award Shares issued or issuable upon vesting of Restricted Stock Units, an amount determined appropriate by the Committee to reflect the effect of the restatement on the Company’s Share price, up to the amount equal to the market value per Share at the time of such sale or other disposition multiplied by the number of Award Shares sold or disposed of. The return of Award Proceeds is in addition to and separate from any other relief available to the Company due to the Participant’s Contributing Misconduct. Any determination by the Committee with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is designated as an “executive officer”, the determination of the Committee shall be subject to the approval of the Board of Directors.

10. Acknowledgement of Nature of Plan and Award. In accepting the Award, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past;

(c) all decisions with respect to future grants of Restricted Stock Units, if any, will be at the sole discretion of the Company;

(d) nothing in the Plan or the Award shall confer on Participant any right to continue in the employ of, or other service relationship with, the Company or, if different, Participant’s employer (the “Employer”) or any Subsidiary or affiliate, or limit in any way the right of the Company or the Employer to terminate Participant’s employment or service relationship at any time;

(e) Participant’s participation in the Plan is voluntary;

(f) the Restricted Stock Units and the Award Shares subject to the Restricted Stock Units are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of Participant’s employment or service contract, if any;

(g) the Restricted Stock Units and the Award Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event may be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(h) in the event that Participant is not an employee of the Company, the Award and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company;

(i) the future value of the underlying Award Shares is unknown and cannot be predicted with certainty;

(j) no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or Award Shares received upon vesting of the Restricted Stock Units resulting from Termination of Participant’s employment (for any reason whatsoever and whether or not in breach of local labor laws) , and in consideration of the grant of the Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or the Employer, waive his or her ability, if any, to bring any such claim, and release the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(k) in the event of Termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to receive and vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed (the “Termination Date”) and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of the Restricted Stock Units; and

(l) the Restricted Stock Units and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

11. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Award Shares. Participant is hereby advised to consult with his or her own tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

12. Tax Withholding. Regardless of any action the Company and/or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of Award Shares upon settlement of the Restricted Stock Units, the subsequent sale of Award Shares acquired pursuant to such issuance and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding Shares from the delivery of the Award Shares, provided that the Company only withholds a number of Shares with a Fair Market Value equal to or below the minimum withholding amount for Tax-Related Items, provided, however, that in order to avoid issuing fractional Shares, the Company may round up to the next nearest number of whole Shares, as long as the Company issues no more than a single whole Share in excess of the minimum withholding obligation for Tax-Related Items. For example, if the minimum withholding obligation for Tax-Related Items is $225 and the Fair Market Value of the Common Stock is $50 per share, then the Company may withhold up to five (5) Shares from the delivery of Award Shares on the Conversion Date. The Company or the Employer will remit the total amount withheld for Tax-Related Items to the appropriate tax authorities; or

(ii) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or

(iii) withholding from proceeds of the sale of Award Shares acquired upon vesting/settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization).

If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Award Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Award Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.

Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by one or more of the means previously described. The Company may refuse to deliver the Award Shares or proceeds from the sale of Award Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

13. Compliance with Laws and Regulations. The issuance and transfer of Award Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of such issuance or transfer. The Company is not required to issue or transfer Award Shares if to do so would violate such requirements.

14. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in the Award and any other Award materials by and among, as applicable, the Employer, the Company and any Subsidiary or affiliate of the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about him or her, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

Participant understands that Data will be transferred to E*Trade Financial Services, Inc. or such other stock plan service provider as may be selected by Participant or as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the Company, E*Trade Financial Services, Inc. and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands, however, that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

15. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16. Authority of the Board and the Committee. Any dispute regarding the interpretation of the Award shall be submitted by Participant, the Employer, or the Company, forthwith to either the Board or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Participant, the Employer, and/or the Company.

17. Deferral of Compensation. Payments made pursuant to this Plan and Award are intended to qualify for the “short-term deferral” exemption from Section 409A of the Code. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this

Award agreement to ensure that all Awards are made in a manner that qualifies for exemption from or complies with Section 409A of the Code, provided however, that the Company makes no representations that the Award will be exempt from Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to this Award.

18. Governing Law and Choice of Venue. The Award as well as the terms and conditions set forth in the Plan shall be governed by, and subject to, the law of the State of California, U.S.A., without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award or the grant of Restricted Stock Units, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California, U.S.A. and agree that such litigation shall be conducted only in the courts of San Mateo County, California, U.S.A., or the federal courts for the United States for the Northern District of California, U.S.A., and no other courts, where this grant is made and/or to be performed.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award.

20. Language. If Participant has received this Award or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

21. Agreement Severable. In the event that any provision in this Award is held to be invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award.

22. Entire Agreement. The Award, including this Appendix A, Appendix B and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

23. Appendix B. The Award shall be subject to any special terms and conditions set forth in the Appendix B for Participant’s country. Furthermore, if Participant relocates to one of the other countries included in the Appendix B during the life of the Restricted Stock Units, the special terms and conditions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix B constitutes part of this Award.

24. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Award Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

* * * * *

APPENDIX B

ELECTRONIC ARTS INC.

2000 EQUITY INCENTIVE PLAN

Restricted Stock Unit Award Country Specific Terms and Conditions

(Non-U.S. Employees )

Terms and Conditions

This Appendix B includes additional terms and conditions that govern the Restricted Stock Units granted to Participant under the Plan if Participant resides in one of the countries listed below. This Appendix B forms part of the Award. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and the Award.

Notifications

This Appendix B also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in Participant’s country as of October 2009. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the Restricted Stock Units or sells Award Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working, the information contained herein may not be applicable to Participant.

AUSTRALIA

Terms and Conditions

Australian Offer Document. Investment in shares involves a degree of risk. Australian Resident Offerees who elect to participate in the 2000 Equity Incentive Plan should monitor their participation and consider all risk factors relevant to the acquisition of common stock under the 2000 Equity Incentive Plan. The Complete Australian Offer Document can be accessed at http://portal.ea.com/home/stockadmin-rsus.

Australian Addendum. The Restricted Stock Units are granted either pursuant to the Australian Addendum, which is an addendum to the Plan, or a specific relief instrument from the Australian Securities and Investment Commission. Participation in the Plan and the Restricted Stock Units granted under the Plan are subject to the terms and conditions stated in the Australian Addendum or relief instrument, as applicable, and the Offer Document, in addition to the Plan and the Award. The complete Australian Addendum can be accessed at http://portal.ea.com/home/stockadmin-rsus.

Restricted Stock Units Payable Only in Common Stock. Restricted Stock Units granted to Participants in Australia shall be paid in Common Stock only and do not provide any right for Participant to receive a cash payment, notwithstanding Section 7 of the Plan, or any provision in the Award to the contrary.

Notifications

Securities Law Information. If Participant acquires Award Shares pursuant to the Restricted Stock Units and offers the Award Shares for sale to a person or entity resident in Australia, such offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice as to his or her disclosure obligations prior to making any such offer.

AUSTRIA

Notifications

Consumer Protection Information. Participant may be entitled to revoke acceptance of the Award on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to the Award and the Plan:

(i) The revocation must be made within one (1) week after acceptance of the Award.

(ii) The revocation must be in written form to be valid. It is sufficient if Participant returns the Award to the Company or the Company’s representative with language which can be understood as a refusal to conclude or honor the Award, provided the revocation is sent within the period discussed above.

Exchange Control Information. If Participant holds Award Shares acquired under the Plan outside of Austria, Participant must submit a report to the Austrian National Bank. An exemption applies if the value of the Award Shares as of any given quarter does not exceed €30,000,000 or as of December 31 does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is December 31 and the deadline for filing the annual report is March 31 of the following year.

When Participant sells Award Shares acquired under the Plan, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all accounts abroad exceeds €3,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

BELGIUM

Notifications

Tax Reporting. Participant is required to report any taxable income attributable to the Restricted Stock Units on his or her annual tax return. In addition, Participant is also required to report any bank accounts opened and maintained outside Belgium on his or her annual tax return.

BERMUDA

There are no country-specific provisions.

BRAZIL

Terms and Conditions

Compliance with Law. By accepting the Award, Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the Restricted Stock Units, the receipt of any dividends, and the sale of Award Shares acquired under the Plan.

Notifications

Exchange Control Information. If Participant is resident or domiciled in Brazil, Participant will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000 (approximately BRL180,650 as of September 2009). Assets and rights that must be reported include Award Shares acquired under the Plan.

CANADA

Terms and Conditions

Restricted Stock Units Payable Only in Common Stock. Restricted Stock Units granted to Participants in Canada shall be paid in Common Stock only and do not provide any right for Participant to receive a cash payment, notwithstanding Section 7 of the Plan, or any provision in the Award to the contrary.

The following provisions will apply if Participant is a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Award, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy Notice and Consent. This provision supplements the Data Privacy section of the Award:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Subsidiary and the administrator of the Plan to disclose and discuss the Plan with their advisors. Participant further authorizes the Company, any Subsidiary and the administrator of the Plan to record such information and to keep such information in his or her employee file.

CZECH REPUBLIC

Notifications

Exchange Control Information. Upon request of the Czech National Bank, Participant may need to file a notification within 15 days of the end of the calendar quarter in which he or she acquires the Award Shares.

FINLAND

There are no country-specific provisions.

FRANCE

There are no country-specific provisions.

GERMANY

Notifications

Exchange Control Information. If Participant makes cross-border payments in excess of €12,500 in connection with the sale of securities (including Award Shares acquired under the Plan), Participant must file a monthly report with the Servicezentrum Außenwirtschaftsstatistik, which is the competent federal office of the Deutsche Bundesbank (the German Central Bank) for such notifications in Germany. If Participant uses a German commercial bank to effectuate such cross-border payments, the bank will provide Participant with the required form.

In addition, in the unlikely event that Participant holds Common Stock exceeding 10% of the total capital of the Company, Participant must report his or her holdings in the Company on an annual basis.

GREECE

There are no country-specific provisions.

HONG KONG

Terms and Conditions

Restricted Stock Units Payable Only in Common Stock. Restricted Stock Units granted to Participants in Hong Kong shall be paid in Common Stock only and do not provide any right for Participant to receive a cash payment, notwithstanding Section 7 of the Plan, or any provision in the Award to the contrary.

Notifications

Securities Law Notification. The offer of Restricted Stock Units and the Award Shares under the terms of the Award does not constitute a public offering of securities, and it is only available only for employees of the Company or any of its Subsidiaries or affiliates participating in the Plan.

Please be aware that the contents of the Award, including this Appendix B, and the Plan have not been reviewed by any regulatory authority in Hong Kong. The Restricted Stock Units, the Award, including this Appendix B, and the Plan are intended solely for the personal use of Participant and may not be distributed to any other person. Participant is advised to exercise caution in relation to this offer of Restricted Stock Units under the Plan. If Participant is in any doubt about any of the contents of the Award, including this Appendix B, or the Plan, Participant should obtain independent professional advice.

HUNGARY

There are no country-specific provisions.

INDIA

Notifications

Exchange Control Notification. To the extent required by local law, Participant must repatriate the proceeds from the sale of Award Shares and any dividends received in relation to the Award Shares to India and convert the proceeds into local currency within 90 days after receipt. Participant must maintain the foreign inward remittance certificate (“FIRC”) received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation.

IRELAND

Notifications

Director Notification Requirement. Directors, shadow directors and secretaries of an Irish Subsidiary or affiliate must notify the Irish Subsidiary or affiliate in writing within five business days of (i) receiving or disposing of an interest in the Company (e.g., Restricted Stock Units, Award Shares, etc.), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor children (whose interests will be attributed to the director, shadow director or secretary). (A shadow director is an individual who is not on the board of directors of the Irish Subsidiary or affiliate but who has sufficient control so that the board of directors of the Irish Subsidiary or affiliate acts in accordance with the directions and instructions of the individual.)

ITALY

Terms and Conditions

Data Privacy Consent. This consent replaces the Data Privacy section of the Award:

Participant understands that the Employer, the Company and any Subsidiary or affiliate may hold certain personal information about Participant, including, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of the Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor and will process such data for the exclusive purpose of implementing, managing and administering the Plan (“Personal Data”).

Participant also understands that providing the Company with Participant’s Personal Data is mandatory for compliance with local law and necessary for the performance of the Plan and that Participant’s refusal to provide such Personal Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Controller of personal data processing is Electronic Arts Inc., with registered offices at 209 Redwood Shores Parkway, Redwood City, CA 94065, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Electronic Arts Italia

SARL with registered offices at Via Agnello 6/1 Milan 20121, Italy. Participant understands that Participant’s Personal Data will not be publicized, but it may be transferred to E*Trade Financial Services, Inc., banks, other financial institutions or brokers involved in the management and administration of the Plan. Participant further understands that the Company and/or its Subsidiaries or affiliates will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan, and that the Company and/or its Subsidiaries or affiliates may each further transfer Personal Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to E*Trade Financial Services, Inc. or another third party with whom Participant may elect to deposit any shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Personal Data in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that these recipients may be located in or outside the European Economic Area in such countries as in the United States that may not provide the same level of protection as intended under Italian data privacy laws. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Participant’s Personal Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

Participant understands that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Participant’s Personal Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, ask for rectification of Participant’s Personal Data and estop, for legitimate reason, the Personal Data processing.

Furthermore, Participant is aware that Participant’s Personal Data will not be used for direct marketing purposes. In addition, the Personal Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s human resources department.

Terms of Award. By accepting the Award, Participant acknowledges that (1) Participant has received Plan and the Award, including this Appendix B; (2) Participant has reviewed those documents in their entirety and fully understands the contents thereof; and (3)

Participant accepts all provisions of the Plan and the Award, including this Appendix B. Participant further acknowledges that Participant has read and specifically and expressly approves, without limitation, the following sections of the Award: “Fractional Restricted Stock Units”; “Restrictions on Transfer”; “Termination of Employment”; “Suspension of Award and Repayment of Proceeds for Contributing Misconduct”; “Acknowledgment of Nature of Plan and Award”; “No Advice Regarding Grant”; “Tax Withholding”; “Data Privacy” as replaced by the above provision; “Authority of the Board and the Committee”; “Governing Law and Choice of Venue”; “Appendix B”; and “Imposition of Other Requirements.”

Notifications

Exchange Control Information. Exchange control reporting is required if Participant transfers cash or Shares to or from Italy in excess of €10,000 or the equivalent amount in U.S. dollars. If the payment is made through an authorized broker resident in Italy, the broker will comply with the reporting obligation. In addition, Participant will have exchange control reporting obligations if Participant has any foreign investment (including Award Shares) held outside Italy in excess of €10,000. The reporting must be done on Participant’s individual tax return.

JAPAN

There are no country-specific provisions.

KOREA

Notifications

Exchange Control Information. Exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares (including the Award Shares) repatriate the proceeds to Korea within 18 months of the sale.

MEXICO

Terms and Conditions

Acknowledgement of the Award. By accepting the Award, Participant acknowledges that he or she has received a copy of the Plan and the Award, including this Appendix B, which Participant has reviewed. Participant acknowledges further that he or she accepts all the provisions of the Plan and the Award, including this Appendix B. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 10: “Acknowledgment of Nature of Plan and Award” in the Award, which clearly provides as follows:

(1) Participant’s participation in the Plan does not constitute an acquired right;

(2) The Plan and Participant’s participation in it are offered by the Company on a wholly discretionary basis;

(3) Participant’s participation in the Plan is voluntary; and

(4) The Company and its Subsidiaries and affiliates are not responsible for any decrease in the value of any Shares acquired at vesting of the Restricted Stock Units.

Labor Law Policy and Acknowledgment. In accepting the Award, Participant expressly recognizes that Electronic Arts Inc., with registered offices at 209 Redwood Shores Parkway, Redwood City, California 94065, U.S.A., is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis and his or her sole employer is EA México S. de R.L. de C.V. (“EA Mexico”), located at Torre Esmeralda III, Blvd. Manuel Avila Camacho #32 7th Floor, Colonia Lomas de Chapultepec, Delegación Miguel Hidalgo, México DF 11000. Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between Participant and the employer, EA Mexico, and do not form part of the employment conditions and/or benefits provided by EA Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company, its Subsidiaries and its affiliates, branches, representation offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Acuerdo. Aceptando este Acuerdo, el Participante reconoce que ha recibido una copia del Plan y el Acuerdo, incluyendo este Apéndice que el Participante ha revisado. El Participante reconoce, además, que acepta todas las disposiciones del Plan y del Acuerdo, incluyendo este Apéndice. El Participante también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 10: “Reconocimiento de la Naturaleza del Plan y del Acuerdo” del Acuerdo, que claramente dispone lo siguiente:

(1) La participación del Participante en el Plan no constituye un derecho adquirido;

(2) El Plan y la participación del Participante en el Plan se ofrecen por la Compañía a discreción total de la Compañía;

(3) Que la participación del Participante en el Plan es voluntaria; y

(4) La Compañía y sus Subsidiarias no son responsables de ninguna disminución en el valor de las acciones adquiridas al conferir las Unidades de Acciones Restringidas.

Política Laboral y Reconocimiento. Aceptando este Acuerdo, el Participante expresamente reconoce que Electronic Arts Inc., con sus oficinas registradas en 209 Redwood Shores Parkway, Redwood City, California 94065, U.S.A., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y en su caso la adquisición de Acciones no constituyen una relación de trabajo entre el Participante y la Compañía, ya que el Participante participa en el Plan en un marco totalmente comercial y su único patrón es EA México S. de R.L. de C.V. (“EA Mexico”), (“EA Mexico”), con domicilio en Torre Esmeralda III, Blvd. Manuel Avila Camacho #32 7th Floor, Colonia Lomas de Chapultepec, Delegación Miguel Hidalgo, México DF 11000. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el patrón, EA Mexico y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por EA Mexico y que cualquier modificación al Plan o su terminación no constituye un cambio o desmejora de los términos y condiciones de la relación de trabajo del Participante.

Asimismo, el Participante reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna frente el Participante.

Finalmente, el Participante por este medio declara que no se reserva derecho o acción alguna en contra de la Compañía por cualquier compensación o daños y perjuicios en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a la Compañía, Subsidiarias y sus afiliadas, sucursales, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales en relación con cualquier demanda que pudiera surgir.

NETHERLANDS

Notification

Insider Trading Notification. Participant should be aware of Dutch insider-trading rules, which may impact the sale of Award Shares acquired at vesting of the Restricted Stock Units. In particular, Participant may be prohibited from effectuating certain transactions involving Award Shares during the period in which Participant possesses “inside information” regarding the Company.

By accepting the Award, Participant acknowledges having read and understood the Securities Law Information and further acknowledge that it is her or his responsibility to comply with the following Dutch insider trading rules:

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of the Company or a Subsidiary in the Netherlands who has inside information as described herein.

NEW ZEALAND

There are no country-specific provisions.

NORWAY

Terms and Conditions

Tax Withholding. This provision supplements the Tax Withholding section of the Award.

The Employer is required to withhold and report certain Tax-Related Items when Participant’s Restricted Stock Units vest.

Participant acknowledges and agrees that the required Tax-Related Items may be withheld using any of the withholding methods specified in the Tax Withholding section of the Award. Currently, the Company intends to satisfy the Employer’s withholding obligations by withholding a number of the Award Shares issuable to Participant at vesting with a fair market value sufficient to cover the minimum amount of Tax-Related Items. The remainder of the Award Shares will be issued to Participant. Participant acknowledges and agrees that, although the Company does not actually settle the Restricted Stock Units in cash, this withholding method is, to Participant, the equivalent of receiving settlement of a number of the Restricted Stock Units in Award Shares and the remainder in cash since the cash value of the withheld Award Shares will be delivered to the tax authorities on Participant’s behalf in order to pay the Tax-Related Items Participant owes in connection with the vesting of the Restricted Stock Units.

POLAND

Terms and Conditions

Restricted Stock Units Settled in Newly Issued Shares Only. The Restricted Stock Units will be granted over newly issued Award Shares only. In no event will treasury Award Shares be issued upon settlement of vested Restricted Stock Units in Poland.

Notifications

Exchange Control Information. Polish residents holding foreign securities (including Award Shares) and maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such transactions or balances exceeds €15,000. If required, the reports are due on a quarterly basis by the 20th day following the end of each quarter. The reports are filed on special forms available on the website of the National Bank of Poland.

PORTUGAL

Notifications

Exchange Control Information. If Participant does not hold the Award Shares acquired upon vesting/settlement of Restricted Stock Units under the Plan with a Portuguese financial intermediary, Participant may need to file a report with the Portuguese Central Bank. If the Award Shares are held by a Portuguese financial intermediary, it will file the report for Participant.

ROMANIA

Notifications

Exchange Control Information. If Participant remits foreign currency into or out of Romania (e.g., the proceeds from the sale of the Award Shares), Participant may have to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. Participant should consult his or her personal legal advisor to determine whether Participant will be required to submit such documentation to the Romanian bank.

RUSSIA

Terms and Conditions

U.S. Transaction. Participant understands that the Restricted Stock Units shall be valid and this Award shall be concluded and become effective only when acceptance of this Award is received electronically or otherwise by the Company in the United States. In no event will Award Shares issued to Participant pursuant to the Restricted Stock Units be delivered to Participant in Russia; Award Shares issued to Participant pursuant to the Restricted Stock Units shall be delivered to Participant through E*Trade Financial Services, Inc. in the United States and kept on Participant’s behalf in the United States. Participant is not permitted to sell Award Shares acquired upon vesting/settlement of the Restricted Stock Units directly to other Russian legal entities or residents.

Settlement of Restricted Stock Units. Depending on the development of local regulatory requirements, the Company reserves the right to force the immediate sale of any Award Shares to be issued upon vesting/settlement of the Restricted Stock Units. If applicable, Participant agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Award Shares (on Participant’s behalf pursuant to this authorization) and Participant expressly authorizes the Company’s designated broker to complete the sale of such Award Shares. Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Award Shares at any particular price. Upon the sale of the Award Shares, the Company agrees to pay Participant the cash proceeds from the sale of the Award Shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. Participant acknowledges that he or she is not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this Award.

Notifications

Securities Law Information. The Plan, the Award (including this Appendix B), the grant of Restricted Stock Units and all other materials Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of Award Shares acquired at vesting has not and will not be registered in Russia, unless future changes in the relevant securities regulations require otherwise. Therefore, Award Shares and any other securities described in any Plan-related documents may not be used for public offering or public circulation in Russia.

Exchange Control Information. Under current exchange control regulations, and to the extent it continues to be required by local law, Participant must repatriate the proceeds from the sale of Award Shares and any dividends received in relation to the Shares to Russia within a reasonably short period after receipt. The sale proceeds and any dividends received must be initially credited to the Participant through a foreign currency account opened in Participant’s name at an authorized bank in Russia. After the sale proceeds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws.

Participant is encouraged to contact Participant’s personal advisor before remitting his or her sale proceeds to Russia as exchange control requirements may change.

SINGAPORE

Notifications

Securities Law Information. The grant of the Restricted Stock Units is being made on a private basis and is, therefore, exempt from registration in Singapore.

Director Notification Requirement. Directors of a Singaporean Subsidiary or affiliate are subject to certain notification requirements under the Singapore Companies Act. Directors must notify the Singaporean Subsidiary or affiliate in writing of an interest (e.g., Restricted Stock Units, Award Shares, etc.) in the Company or any related companies within two days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Award Shares are sold), or (iii) becoming a director.

SOUTH AFRICA

Terms and Conditions

Tax Withholding. This provision supplements the Tax Withholding section of the Award:

By accepting the Award, Participant agrees to immediately notify the Employer of the amount of any gain realized upon vesting of the Restricted Stock Units. If Participant fails to advise the Employer of the gain realized at exercise, Participant may be liable for a fine. Participant will be responsible for paying any difference between the actual tax liability and the amount withheld.

Notifications

Exchange Control Information. Participant is solely responsible for complying with applicable South African exchange control regulations. Because no transfer of funds from South Africa is required under the Award, no filing or reporting requirements should apply when the Restricted Stock Units are granted or when Award Shares are issued upon vesting/settlement of the Restricted Stock Units. However, since the exchange control regulations change frequently and without notice, Participant should consult his or her legal advisor prior to the acquisition or sale of Award Shares acquired under the Plan to ensure compliance with current regulations. As noted, it is Participant’s responsibility to comply with South African exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws.

SPAIN

Terms and Conditions

Acknowledgment of Nature of Plan and Award. This provision supplements the Acknowledgment of Nature of Plan and Award section the Award:

In accepting the Award, Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan. Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be employees of the Company or a Subsidiary or affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries or affiliates. Consequently, Participant understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and the Award Shares issued upon vesting/settlement of the Restricted Stock Units shall not become a part of any employment contract (either with the Company or any Subsidiary or affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Participant understands that this Award would not be made to Participant but for the assumptions and conditions referred to herein; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of these Restricted Stock Units shall be null and void.

Notifications

Exchange Control Information. Participant must declare the acquisition of Award Shares to the Dirección General de Politica Comercial y de Inversiones Extranjeras (the “DGPCIE”) of the Ministerio de Economia for statistical purposes. Participant must also declare ownership of any Shares with the Directorate of Foreign Transactions each January while the Award Shares are owned. In addition, if Participant wishes to import the ownership title of any Award Shares (i.e., share certificates) into Spain, he or she must declare the importation of such securities to the DGPCIE.

When receiving foreign currency payments derived from the ownership of Award Shares (i.e., cash dividends or sale proceeds), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will need to provide the financial institution with the following information: (i) Participant’s name, address and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) additional information that may be required.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

Notifications

Securities Law Information. The offer of the Restricted Stock Units is considered a private offering in Switzerland and is therefore not subject to securities registration in Switzerland.

TAIWAN

Notifications

Exchange Control Information. Participant may acquire foreign currency (including proceeds from the sale of Award Shares) up to US$5,000,000 per year without justification.

If the transaction amount is TWD500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, Participant must also provide supporting documentation to the satisfaction of the remitting bank.

THAILAND

Notifications

Exchange Control Information. Participant will be required to immediately repatriate the proceeds from the sale of Award Shares and any cash dividends received in relation to the Award Shares to Thailand immediately upon receipt and to convert the funds to Thai Baht or deposit the proceeds in a foreign currency account maintained by a bank in Thailand within 360 days of remitting the proceeds to Thailand. If the amount of the proceeds is equal to or greater than US$20,000, Participant must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form.

If Participant does not comply with this obligation, Participant may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, Participant should consult a legal advisor before selling Award Shares to ensure compliance with current regulations. It is Participant’s responsibility to comply with exchange control laws in Thailand, and neither the Company nor the Employer will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws.

UNITED KINGDOM

Terms and Conditions

Tax Withholding. The following provisions supplement the Tax Withholding section of the Award:

Participant agrees that, if Participant does not pay or the Employer or the Company does not withhold from Participant the full amount of Tax-Related Items that Participant owes at vesting/settlement of the Restricted Stock Units, or the release or assignment of the Restricted Stock Units for consideration, or the receipt of any other benefit in connection with the Restricted Stock Units (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), then the amount that should have been withheld shall constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the official rate of HM Revenue and Customs (“HMRC”) and will be immediately due and repayable by Participant, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in the Tax Withholding section of the Award. Participant authorizes the Company to delay the issuance of any Award Shares unless and until the loan is repaid in full.

Notwithstanding the foregoing, if Participant is an officer or executive director (as within the meaning of section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that Participant is an officer or executive director and Tax-Related Items are not collected from or paid by Participant by the Due Date, the amount of any uncollected Tax-Related Items may constitute a benefit to Participant on which additional income tax and National Insurance Contributions may be payable. Participant acknowledges that the Company or the Employer may recover any such additional income tax and National Insurance Contributions at any time thereafter by any of the means referred to in the Tax Withholding section of the Award, although Participant acknowledges that he/she ultimately will be responsible for reporting any income tax or National Insurance Contributions due on this additional benefit directly to the HMRC under the self-assessment regime.

ELECTRONIC ARTS INC.

RESTRICTED STOCK UNIT AWARD WITH DEFERRAL FEATURE

2000 EQUITY INCENTIVE PLAN

[Box with Participant Information]

Electronic Arts Inc., a Delaware corporation, (the “Company”) hereby grants to the Participant named above a Restricted Stock Unit Award (the “Award”) with a deferral feature issued under the Company’s 2000 Equity Incentive Plan, as amended (the “Plan”), to receive the total number of units set forth below of the Company’s Common Stock (the “Award Units”). The Award is subject to all the terms and conditions set forth herein, in the attached Appendix A, and in the Plan, the provisions of which are incorporated herein by reference. The principal features of the Award are as follows:

[Box with grant information Award Date/number of shares subject to Award]

Vesting Schedule: Subject to the terms and conditions of the Plan and of Appendix A, the Award shall vest on the on the earlier of (i) the 20xx Annual Meeting of Stockholders or (ii) 12 months from Award Date, provided in the case of either clause (i) or clause (ii) that the Participant is, and has remained continuously since the Award Date, in the service of the Company as a member of the Company’s Board of Directors.

PLEASE READ ALL OF APPENDIX A WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE RESTRICTED STOCK UNIT AWARD.

ELECTRONIC ARTS INC.
/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel

ACCEPTANCE:

Participant hereby acknowledges that a copy of the Plan and a copy of the Prospectus as amended are available upon request from the Company’s Stock Administration department. Participant represents that Participant has read and understands the terms and conditions thereof, and accepts the Award subject to all the terms and conditions of the Plan and the Award. Participant acknowledges that there may be adverse tax consequences due to the Award and that Participant should consult a tax advisor to determine his or her actual tax consequences. Participant must accept this Award by executing and delivering a paper version to the Company within thirty (30) days otherwise the Company may, at its discretion, rescind the Award in its entirety.

APPENDIX A

ELECTRONIC ARTS INC.

RESTRICTED STOCK UNIT AWARD WITH DEFERRAL FEATURE

(NON-EMPLOYEE DIRECTORS)

1. Award. Each Award Unit represents the right to receive one share of Electronic Arts Inc. Common Stock, $0.01 par value per share (“Common Stock”), subject to certain restrictions and on the terms and conditions contained in this Restricted Stock Unit Award (“Award”) and the Electronic Arts’ 2000 Equity Incentive Plan, as amended (the “Plan”). In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.

2. No Shareholder Rights. The Award does not entitle Participant to any rights of a shareholder of Common Stock. The rights of Participant with respect to the Award shall remain forfeitable at all times prior to the date on which such rights become vested.

3. Conversion of Award Units; Issuance of Common Stock.

(a) No Shares of Common Stock shall be issued to Participant prior to the date on which the Award Units vest. After any Award Units vest, the Company shall promptly cause to be issued in book-entry form, registered in Participant’s name or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, Common Stock in payment of such vested whole Award Units; provided, however, that in the event such Award Units do not vest or are not otherwise distributable on a day during which the Company’s Common Stock is quoted on the Nasdaq Global Select Market (or traded on such other principal national securities market or exchange on which the Company’s Common Stock may then be listed) (“Trading Day”), the Company shall cause such Common Stock to be issued on the next Trading Day following the date on which such Award Units vest; provided, further, that in no event shall the Company cause such Shares to be issued later than two (2) months after the date on which such Award Units vest. For purposes of this Award, the date on which vested Award Units are converted into Common Stock shall be referred to as the “Conversion Date.”

(b) Notwithstanding the foregoing, Participant may elect to defer payment of his or her Award Units. Any deferral election must be made no later than the last day of the calendar year preceding the year in which the Award is granted; provided, however, that a newly-eligible Participant may make a deferral election, provided that the election is made not more than thirty days after the Participant first becomes eligible for an Award under the Plan and applies only to that portion of the Award earned after the date the election is made.

(c) An election to defer payment of Awards will remain in effect until Participant modifies or revokes the election. Participant may modify or revoke the deferral election with respect to payment of future Awards, provided that the modification or revocation of the election is made not later than last day of the calendar year preceding the year in which the modification or revocation will become effective.

(d) Participant shall indicate on his or her initial deferral election the date on which the Participant elects to receive payment of his or her deferred Awards, provided that payment shall be made on (i) the fifth anniversary of the date the Award Units vest, (ii) the tenth anniversary of the date the Award Units vest, or (iii) the date Participant Separates from Service. Shares subject to deferred Awards are paid in a lump sum within two (2) months of the elected payment date.

(e) Notwithstanding Participant’s election to receive payment of his or her Award Units on the fifth or tenth anniversary of the vesting date, all Shares subject to vested Award Units shall be distributed within two (2) months following Participant’s Separation from Service.

(f) For purposes of this Appendix A, “Separation from Service” means termination of service with the Company as described in Section 409A of the Code.

(g) Notwithstanding any other provision of the Plan or this Appendix A to the contrary, no distribution shall be made that would constitute an impermissible acceleration of payments as defined in Section 409A(a)(3) of the Code and regulations promulgated thereunder.

4. Restriction on Transfer. Neither the Award Units nor any rights under this Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Participant other than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company. Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise Participant’s rights and receive any property distributable with respect to the Award Units upon Participant’s death.

5. No Rights of Continued Service. Nothing in the Plan or the Award shall confer on Participant any right to continue in the service of, or other relationship with, the Company or limit in any way the right of the Company to terminate Participant’s service or other relationship at any time, with or without cause.

6. No Acquired Rights. The Participant agrees and acknowledges that:

(a) the Plan is discretionary and the Company can amend or cancel it at any time;

(b) participation in the Plan is voluntary and does not create any contractual or other right to receive future rights to Award Units or Shares;

(c) the right to Award Units or Shares under the Plan is not part of normal or expected compensation for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, bonuses, pension or retirement benefits or similar payments, if applicable;

(d) the future value of the Shares awarded under the Plan is unknown and cannot be predicted with certainty; and

(e) no claim or entitlement to compensation or damages arises from the termination of the right to receive Shares or diminution in value of the Shares awarded under the Plan and the Participant irrevocably releases the Company from any such claim that may arise.

7. Tax Withholding.

(a) The Company will assess its requirements regarding tax, social insurance, and other applicable taxes (“Tax Items”) in connection with the Award. These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s actions in this regard, the Participant hereby acknowledges and agrees that the ultimate liability for Tax Items is the responsibility of the Participant. Participant acknowledges and agrees that the Company:

(i) makes no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Award, including the subsequent sale of Shares acquired under the Plan; and

(ii) does not commit to structure the terms of the Award or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax Items.

8. Tax Consequences. Set forth below is a brief summary as of the date the form of Award was adopted of some of the federal tax consequences of the Award, the vesting or deferral of the Award Units, and disposition of the Award Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT IS STRONGLY ADVISED TO CONSULT A TAX ADVISER.

(a) Vesting of Award Units. Upon the issuance of Award Shares to Participant following the vesting of Award Units or the deferral of the Award Units, Participant will recognize compensation income (taxable at ordinary income tax rates) equal to the Fair Market Value of the Award Shares on the Conversion Date.

(b) Disposition of the Award Shares. For federal tax purposes, if the Award Shares are held for twelve (12) months or less after the Conversion Date, any gain realized on the disposition of the Award Shares will be treated as a short-term capital gain. If the Award Shares are held for more than twelve (12) months any such gain will be treated as long-term capital gain.

(c) Section 409A of the Code imposes certain design and administrative rules on Restricted Stock Units with a deferral feature granted after December 31, 2004. If these rules are violated, deferred amounts will be subject to tax at ordinary income rates immediately upon such violation and will be subject to penalties equal to (i) 20% of the amount deferred and (ii) interest at a specified rate on the under-payment of tax that would have occurred had the deferred compensation been included in gross income in the taxable year in which it was first deferred.

9. Compliance with Laws and Regulations.

(a) The issuance and transfer of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of such issuance or transfer.

(b) The Award is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Payment under the Award shall be made in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of the Award that would cause the payment or settlement thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

10. Authority of the Board and the Committee. Any dispute regarding the interpretation of the Award shall be submitted by Participant or the Company, forthwith to either the Board or the

Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Participant and/or the Company.

11. Governing Law. The Award as well as the terms and conditions set forth in the Plan shall be governed by, and subject to, the law of the State of California.

12. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction or this Award.

13. Agreement Severable. In the event that any provision in this Award agreement is held to be invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award agreement.

14.	Termination of the Award.

(a) The Board, in its discretion, may terminate the deferral feature of the Award at any time and for any reason and may distribute the Shares subject to the deferred Award Units within the period beginning twelve months after the date the deferral feature is terminated and ending twenty-four months after the date the deferral feature is terminated, or pursuant to Section 3(d) or 3(e) if earlier. If the deferral feature of this Award is terminated and the Shares subject to the deferred Award Units are distributed, the Company shall terminate all substantially similar non-qualified deferred equity compensation arrangements with respect to all participants and shall not adopt a new, similar non-qualified deferred equity compensation arrangement for at least five years after the date the deferral feature is terminated, in accordance with Section 409A of the Code and the regulations promulgated thereunder.

(b) The deferral feature of this Award shall automatically terminate upon a dissolution of the Company that is taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. section 503(b)(1)(A), provided that the Shares subject to the deferred Award Units are distributed and included in the gross income of the Participant by the latest of (i) the calendar year in which the deferral feature is terminated or (ii) the first calendar year in which payment of the deferred Award Units is administratively practicable.

(c) The Board, in its discretion, may terminate the deferral feature of the Award thirty days prior to or twelve months following a Change in Control (as defined in Attachment 1) and distribute the Shares subject to the deferred Award Units within the twelve-month period following the termination of the deferral feature. If the deferral feature of the Award is terminated and the Shares subject to the deferred Award Units are distributed, the Company shall terminate all substantially similar non-qualified deferred equity compensation arrangements sponsored by the Company and all of the benefits of the terminated arrangements shall be distributed within twelve months following the termination of the arrangements.

15. Entire Agreement. The Award, including this Appendix A, and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

ATTACHMENT 1

A “Change in Control” means any one of the following events:

(i) Any one person, or more than one person acting as group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; provided, however, that if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to a cause a Change in Control of the Company;

(ii) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company;

(iii) A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, provided that for purposes of this paragraph no other corporation is a majority shareholder of the Company;

(iv) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all assets of the Company immediately prior to such

ELECTRONIC ARTS INC.

2000 EQUITY INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

[PARTICIPANT INFORMATION]

Electronic Arts Inc., a Delaware corporation, (the “Company”) hereby grants on the date hereof (the “Award Date”) to the Participant named above a Performance-Based Restricted Stock Unit Award (the “Award”) consisting of Restricted Stock Units issued under the Company’s 2000 Equity Incentive Plan, as amended (the “Plan”), to receive the total number of units set forth below of the Company’s Common Stock (the “Award Units”). The Award is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code. The Award is subject to all the terms and conditions set forth herein, in the attached Appendix A, Appendix B, Appendix C and in the Plan, the provisions of which are incorporated herein by reference. The principal features of the Award are as follows:

TARGET NUMBER OF AWARD UNITS:         [            ]

MAXIMUM NUMBER OF AWARD UNITS*:  [            ]

*	The actual number of Award Units that vest pursuant to the terms and condition of this Award will be between 0% and 200% of the Target Number of Award Units. The Maximum Number of Award Units represents 200% of the Target Number of Award Units.

Performance-based Vesting Schedule: Subject to the terms and conditions of the Plan, Appendix A, Appendix B, and this paragraph, the number of Award Units that vest on the applicable Vest Date for each Measurement Period shall be based (after certification by the Committee as described below) on the relative total stockholder return (“Relative TSR”) percentile ranking of the Company for each Measurement Period, provided Participant is, and has remained continuously since the Award Date through each applicable Vest Date, employed by the Company or a Subsidiary. Participant shall not be considered to have terminated employment for purposes of the vesting requirements during a leave of absence that is protected under local law (which may include, but is not limited to, a maternity, paternity, disability, medical, or military leave), provided that such period shall not exceed the maximum leave of absence period protected by local law. Following the completion of each Measurement Period, the Committee shall determine and certify, on or before each Vest Date, in accordance with the requirements of Section 162(m) of the Code the Relative TSR percentile ranking for the applicable Measurement Period and the number of Award Units that vest according to the performance terms set forth in Appendix B; provided, however, that the Committee retains discretion to reduce, but not increase the number of Award Units that would otherwise vest as a result of the Company’s Relative TSR percentile ranking for each Measurement Period.

PLEASE READ ALL OF APPENDIX A, APPENDIX B AND APPENDIX C WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THE AWARD.

ELECTRONIC ARTS INC.
/s/ Stephen G. Bené	DATE
Stephen G. Bené
Senior Vice President and General Counsel

ACCEPTANCE:

By accepting this Award and signing below, Participant hereby acknowledges that a copy of the Plan and a copy of the Prospectus, as amended, are available upon request from the Company’s Stock Administration department and can also be accessed electronically. Participant represents that Participant has read and understands the terms and conditions thereof, and accepts the Award subject to all the terms and conditions of the Plan, the Award, including appendices thereto. Participant acknowledges that there may be adverse tax consequences due to the Award and that Participant should consult a tax advisor to determine his or her actual tax consequences. Participant must accept this Award by executing and delivering a paper or electronic version to the Company within thirty (30) days. Otherwise the Company may, at its discretion, rescind the Award in its entirety.

Participant Signature

Date

2

APPENDIX A

ELECTRONIC ARTS INC.

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

1. Award. Each Award Unit represents the unsecured right to receive one share of Electronic Arts Inc. common stock, $0.01 par value per share (“Common Stock”), subject to certain restrictions and on the terms and conditions contained in this Restricted Stock Unit Award (“Award”), and the Electronic Arts’ 2000 Equity Incentive Plan, as amended (the “Plan”). In the event of any conflict between the terms of the Plan and this Award, including appendices thereto, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.

2. Award Date. The Award Date shall be the date on which the Committee makes the determination to grant such Restricted Stock Units, unless otherwise specified by the Committee. The Award will be delivered to Participant within a reasonable time after the Award Date.

3. No Stockholder Rights. The Award does not entitle Participant to any rights of a stockholder of Common Stock. The rights of Participant with respect to the Award shall remain forfeitable at all times prior to the date on which such rights become vested.

4. Conversion of Award Units; Issuance of Common Stock. No Shares of Common Stock shall be issued to Participant prior to each Vest Date. After any Award Units vest, the Company shall promptly cause to be issued in book-entry form, registered in Participant’s name or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, Common Stock in payment of such vested whole Award Units; provided, however, that in the event such Award Units do not vest on a day during which the Common Stock is quoted on the NASDAQ Global Select Market (or traded on such other principal national securities market or exchange on which the Common Stock may then be listed) (“Trading Day”), the Company shall cause Award Shares to be issued on the next Trading Day following the date on which such Award Units vest; provided, further, that in no event shall the Company cause such Shares to be issued later than two (2) months after each Vest Date. For purposes of this Award, the date on which vested Award Units are converted into Common Stock shall be referred to as the “Conversion Date.”

5. Fractional Award Units. In the event Participant is vested in a fractional portion of an Award Unit (a “Fractional Portion”), such Fractional Portion shall not be converted into a share or issued to Participant. Instead, the Fractional Portion shall remain unconverted until the final Vest Date for the Award Units; provided, however, if Participant vests in a subsequent Fractional Portion prior to the final Vest Date for the Award Units and such Fractional Portion taken together with a previous Fractional Portion accrued by Participant under this Award would equal or be greater than a whole Share, then such Fractional Portions shall be converted into one Share; provided, further, that following such conversion, any remaining Fractional Portion shall remain unconverted. Upon the final Vest Date, the value of any remaining Fractional Portion(s) shall be rounded up to the nearest whole Award Unit at the same time as the conversion of the remaining Award Units and issuance of Common Stock described in Section 4 above.

6. Restriction on Transfer. Neither the Award Units nor any rights under this Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Participant other than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company. Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise Participant’s rights and receive any property distributable with respect to the Award Units upon Participant’s death.

7. Forfeiture Upon Termination of Employment.

(a) Except as otherwise provided in Section 7(b) or 10(b) hereof in the event that Participant’s employment or service is Terminated for any reason, any unvested Award Units that are not yet vested as of the date of Termination shall be forfeited immediately upon such Termination, as described in Section 12(l) below.

(b) In the event of a Termination due to the death or Disability of Participant, the Participant shall vest in a pro-rata portion of the Award Units on each remaining Vest Date in the Performance Period thereafter, with such number of Award Units vesting to be determined based upon the actual Relative TSR percentile ranking for the applicable Measurement Period, as set forth in Appendix B, and the number of months worked by the Participant during the Measurement Period, based upon the following pro-ration formula:

Number of Award Units determined to vest on each Vest Date multiplied by the number of calendar months worked by Participant from (i) April 1, 2012 through the date of Termination due to death or Disability divided by (i) twelve (12) for the 1st Measurement Period; (ii) twenty-four (24) for the 2nd Measurement Period; and (iii) thirty-six (36) for the 3rd Measurement Period.

Participant shall be deemed to have worked a calendar month if Participant has worked any portion of that month. The Committee’s determination of vested Award Units shall be in whole Award Units only and will be binding on the Participant.

8. Forfeiture Upon Termination of Performance Period. Any Award Units that do not vest on the Vest Date for each Measurement Period in the Performance Period shall be forfeited.

9. Suspension of Award and Repayment of Proceeds for Contributing Misconduct. If at any time the Committee reasonably believes that a Participant, other than an Outside Director, has engaged in an act of misconduct, including, but not limited to an act of embezzlement, fraud or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Company’s financial statements (“Contributing Misconduct”), the Committee may suspend the vesting of the Award pending a determination of whether an act of Contributing Misconduct has been committed. If the Committee determines that a Participant has engaged in an act of Contributing Misconduct, then the Award will terminate immediately upon such determination and the Committee may require Participant to repay to the Company, in cash and upon demand, the Award Proceeds (as defined below) resulting from any sale or other disposition (including to the Company) of Shares issued or issuable upon the vesting of the Award if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “Award Proceeds” means, with respect to any sale or other disposition (including to the Company) of Shares issued or issuable upon vesting of Award Units, an amount determined appropriate by the Committee to reflect the effect of the restatement on the Company’s stock price, up to the amount equal to the market value per Share at the time of such sale or other disposition multiplied by the number of Shares sold or disposed of. The return of Award Proceeds is in addition to and separate from any other relief available to the Company due to the Participant’s Contributing Misconduct. Any determination by the Committee with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is designated as an “executive officer”, the determination of the Committee shall be subject to the approval of the Board of Directors.

10. Change of Control.

(a) Upon a Change of Control prior to the expiration of the Performance Period, the Committee shall certify the Relative TSR percentile ranking as of the effective date of the Change of Control (the “CoC TSR percentile ranking”) as set forth in Appendix B. The CoC TSR percentile ranking shall thereafter be applied to determine the number of shares that vest on each remaining Vest Date in the Performance Period or pursuant to section 10(b), and no other performance terms applicable thereto shall have any force or effect for purposes of determining the vesting of the Award Units.

(b) Notwithstanding any provision to the contrary under the Electronic Arts Inc. Key Employee Continuity Plan (the “Continuity Plan”) or subsection (a) above, and subject to the timely execution, return, and non-revocation of a Severance Agreement and Release, unvested Award Units, shall automatically vest: (i) as of the date of the Participant’s Termination of employment with the Company if such Termination occurs during the time period beginning on the effective date of the Change of Control and ending on the first anniversary of the effective date of the Change of Control; and provided further that the Termination is initiated by the Company without Cause, or by Participant for Good Reason (as these terms are defined in Section 10(c)); or (ii) as of the effective date of the date of the Change of Control if a Participant’s employment is Terminated without Cause during the two (2) months immediately preceding a Change of Control, and such Termination is made in connection with the Change of Control, as determined by the Committee in its sole discretion; provided that in the case of either clause (i) or clause (ii) of this provision, such employment Termination meets the criteria for a “separation from service” as defined in Treas. Reg. §1.409A-1(h).

(c) For purposes of this Award Agreement:

(i) “Cause” means (i) the continued failure by Participant to substantially perform Participant’s duties with the Company (other than any such failure resulting from Participant’s incapacity due to physical or mental illness), (ii) the engaging by Participant in conduct which is demonstrably injurious to the Company or any of its affiliates, monetarily or otherwise, (iii) Participant committing any felony or any crime involving fraud, breach of trust or misappropriation or (iv) any breach or violation of any agreement or written code of conduct relating to Participant’s employment with the Company where the Company, in its sole discretion, determines that such breach or violation materially and adversely affects the Company or any of its affiliates.

(ii) “Change of Control” means the occurrence of an event as set forth in any one of the following paragraphs:

(1) any Person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its affiliates, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the Beneficial Owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 50% or more of (X) the then outstanding shares of common stock of the Company or (Y) the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(2) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board (the “Incumbent Board”): individuals who, as of the date of this Award, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, without limitation, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date of this Award, or whose appointment, election or nomination for election was previously so approved or recommended; or

(3) there is consummated a merger or consolidation of the Company or any Subsidiary of the Company with any other corporation, other than a merger or consolidation pursuant to which (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation will continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the outstanding shares of common stock and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (B) no Person will become the Beneficial Owner, directly or indirectly, of securities of the Company or such surviving entity or any parent thereof representing 50% or more of the outstanding shares of common stock or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such merger or consolidation); and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation (or any parent thereof) resulting from such merger or consolidation; or

(4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, (A) more than 50% of the outstanding shares of common stock and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of which (or of any parent of such entity) is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; (B) in which (or in any parent of such entity) no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the outstanding shares of common stock resulting from such sale or disposition or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such sale or disposition); and (C) in which (or in any parent of such entity) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors.

(iii) “Good Reason” means: the occurrence without Participant’s written consent, of any of the following on or after the date of a Change of Control:

(1) a change in the location of Participant’s principal place of business by more than 50 miles when compared to Participant’s principal place of business immediately before the Change of Control; and

(A) a more than 10% reduction in Participant’s annual base salary in effect immediately before the Change of Control; (B) a more than 10% reduction in Participant’s target annual bonus or incentive opportunity from that in effect immediately before the Change of Control, or (C) a more than 10% reduction in Participant’s total target annual cash compensation, including without limitation, annual base salary and target annual bonus or incentive opportunity, from that in effect immediately before the Change of Control; and (D) with respect to only those Participants in the position of CEO, CFO, Chief Human Resources Officer, EVP Legal and Business Affairs, SVP Tax and Treasury, General Counsel or Chief Accounting Officer of the Company on the Award Date, the occurrence without the affected Participant’s written consent, on or after the date of a Change of Control, of a material reduction in Participant’s authority, duties, or responsibilities, including, without limitation, a material diminution in the authority, duties, or responsibilities of the supervisor to whom Participant is required to report, which shall include a requirement that a Participant report to a corporate officer or employee instead of reporting directly to the board of directors of a corporation (or similar governing body with respect to an entity other than a corporation), when compared to Participant’s authority, duties, or responsibilities, or the authority, duties or responsibilities of the supervisor to whom Participant is required to report, immediately before the Change of Control.

(2) Notwithstanding the foregoing, Good Reason shall exist only if the following conditions are met: (A) Participant gives the Company written notice of his or her intention to terminate employment with the Company for Good Reason; (B) such notice is delivered to the Company within 90 days of the initial existence of the condition giving rise to the right to terminate for Good Reason, and at least 30 days in advance of the date of termination; (C) the Company fails to cure the alleged Good Reason to the reasonable satisfaction of Participant prior to Participant’s termination, and (D) the events described in the preceding sentence, singly or in combination, result in a material negative change in Participant’s employment relationship with the Company, so that Participant’s termination effectively constitutes an involuntary separation from service within the meaning of Section 409A of the Code.

(iv) “Severance Agreement and Release” means the written separation agreement and release substantially in the form set forth in Appendix C, as may be amended from time to time.

(d) Anything to the contrary in this Award or the Plan notwithstanding, in the event that following the Award Date and prior to a Change of Control the Committee determines, in its sole discretion, that the Award would fail to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code because of the provisions of Section 10(b) the Committee may adopt such amendments (including with retroactive effect) to the provisions of Section 10(b) , including eliminating the effect of the provisions of Section 10(b), that the Committee reasonably determines, in its sole discretion, are required to preserve the treatment of the Award as qualified performance-based compensation under Section 162(m) of the Code prior to a Change of Control. Notwithstanding the foregoing, nothing in the proceeding sentence provides the Committee with any rights or discretion that is not itself permitted under Section 162(m).

11. Section 280G Provision. If Participant, upon taking into account the benefit provided under this Award and all other payments that would be deemed to be “parachute payments” within the meaning of Section 280G of the Code (collectively, the “280G Payments”), would be subject to the excise tax under Section 4999 of the Code, notwithstanding any provision of this Award to the contrary, Participant’s benefit under this Award shall be reduced to an amount equal to (i) 2.99 times Participant’s “base amount” (within the meaning of Section 280G of the Code), (ii) minus the value of all other payments that would be deemed to be “parachute payments” within the meaning of Section 280G of the Code (but not below zero); provided, however, that the reduction provided by this sentence shall not be made if it would result in a smaller aggregate after-tax payment to Participant (taking into account all applicable federal, state and local taxes including the excise tax under Section 4999 of the Code). Participant’s benefit hereunder shall be reduced prior to any benefit owing to Participant under the Continuity Plan may be reduced pursuant to Section 2.11 of the Continuity Plan. Unless the Company and Participant otherwise agree in writing, all determinations required to be made under this Section 11, and the assumptions to be used in arriving at such determinations, shall be made in writing in good faith by the accounting firm serving as the Company’s independent public accountants immediately prior to the events giving rise to the payment of such benefits (the “Accountants”). For the purposes of making the calculations required under this Section 11, the Accountants may make reasonable assumptions and approximations concerning the application of Sections 280G and 4999 of the Code. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 11.

12. Acknowledgement of Nature of Plan and Award. In accepting the Award, Participant acknowledges that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan;

(b) the Award is voluntary and occasional and does not create any contractual or other right to receive future awards of Award Units, or benefits in lieu of Award Units, even if Award Units have been granted repeatedly in the past;

(c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d) nothing in the Plan or the Award shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or Participant’s employer or limit in any way the right of the Company or Participant’s employer to Terminate Participant’s employment or service relationship at any time, with or without cause;

(e) Participant’s participation in the Plan is voluntary;

(f) the Award Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or Participant’s employer, and which is outside the scope of Participant’s employment or service contract, if any;

(g) notwithstanding any other provisions of the Plan or this Award, this Award is intended to provide tax-qualified performance based compensation in accordance with Section 162(m)(4)(C) of the Code to Participant. Accordingly, this Award shall be construed consistent with that intent;

(h) the Award Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event may be considered as compensation for, or relating in any way to, past services for the Company or Participant’s employer;

(i) in the event that Participant is not an employee of the Company, the Award and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company; and furthermore, the Award will not be interpreted to form an employment or service contract or relationship with Participant’s employer or any Subsidiary;

(j) the future value of the underlying Shares of Common Stock is unknown and cannot be predicted with certainty;

(k) in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award Units or diminution in value of the Award Units or Shares of Common Stock received upon vesting of the Award Units resulting from Termination of Participant’s employment by the Company or Participant’s employer (for any reason whatsoever and whether or not in breach of local labor laws), and Participant irrevocably releases the Company and Participant’s employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the Award, Participant will be deemed irrevocably to have waived his or her entitlement to pursue such claim;

(l) except as otherwise provided by the Committee or pursuant to Section 10(b) hereof, in the event of Termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to receive an Award and vest in the Award Units under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of his or her Award;

(m) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares of Common Stock; and

(n) Participant is hereby advised to consult with his or her own tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

13. Tax Withholding. Regardless of any action the Company or Participant’s employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other applicable taxes (“Tax Items”) in connection with the Award, Participant hereby acknowledges and agrees that the ultimate liability for all Tax Items legally due by Participant is and remains the responsibility of Participant. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(a) Participant acknowledges and agrees that the Company and/or Participant’s employer: (i) make no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Award, including, but not limited to, the grant or vesting of the Award Units, the subsequent sale of Shares of Common Stock acquired under the Plan and the receipt of any dividends; and (ii) do not commit to structure the terms of the Award or any aspect of the Award to reduce or eliminate Participant’s liability for Tax Items.

(b) Prior to delivery of Shares of Common Stock upon the vesting of the Award Units (“Award Shares”), Participant must pay or make adequate arrangements satisfactory to the Company and/or Participant’s employer to satisfy all withholding obligations for Tax Items of the Company and/or Participant’s employer. In this regard, Participant authorizes the Company and/or Participant’s employer, at their discretion and if permissible under local law, to satisfy the obligations with regard to all Tax Items legally payable by Participant by one or a combination of the following:

(i) withholding Shares from the delivery of the Award Shares, provided that the Company only withholds a number of Shares with a Fair Market Value equal to or below the minimum withholding amount for Tax Items, provided, however, that in order to avoid issuing fractional Shares, the Company may round up to the next nearest number of whole Shares, as long as the Company issues no more than a single whole Share in excess of the minimum withholding obligation for Tax Items. For example, if the minimum withholding obligation for Tax Items is $200 and the Fair

Market Value of the Common Stock is $20 per share, then the Company may withhold up to ten (10) Shares from the delivery of Award Shares on the Conversion Date. The Company or Participant’s employer will remit the total amount withheld for Tax Items to the appropriate tax authorities; or

(ii) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or Participant’s employer; or

(iii) selling or arranging for the sale of Award Shares.

Participant shall pay to the Company or Participant’s employer any amount of Tax Items that the Company or Participant’s employer may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by one or more of the means previously described. The Company may refuse to deliver the Award Shares if Participant fails to comply with his or her obligations in connection with the Tax Items as described in this section.

14. Compliance with Laws and Regulations. The issuance and transfer of Common Stock shall be subject to compliance by the Company and Participant with all applicable requirements of federal, state and non-U.S. laws and with all applicable requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of such issuance or transfer. The Company is not required to issue or transfer Common Stock if to do so would violate such requirements.

15. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in the Award and any other Award materials by and among, as applicable, Participant’s employer, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company and Participant’s employer may hold certain personal information about him or her, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

Participant understands that Data will be transferred to E*Trade Financial Services, Inc. or such other stock plan service provider as may be selected by Participant or as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting

Participant’s local human resources representative. Participant authorizes the Company, E*Trade Financial Services, Inc. and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands, however, that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

16. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Award or future awards made under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17. Authority of the Board and the Committee. Any dispute regarding the interpretation of the Award shall be submitted by Participant, Participant’s employer, or the Company, forthwith to either the Board or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on Participant, Participant’s employer, and/or the Company.

18. No Deferral of Compensation. Payments made pursuant to this Plan and Award are intended to qualify for the “short-term deferral” exemption from Section 409A of the Code. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award agreement to ensure that all Awards are made in a manner that qualifies for exemption from or complies with Section 409A of the Code, provided however, that the Company makes no representations that the Award will be exempt from Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to this Award.

19. Governing Law and Choice of Venue. The Award as well as the terms and conditions set forth in the Plan shall be governed by, and subject to, the law of the State of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award.

21. Language. If Participant has received this Award agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control unless otherwise prescribed by local law.

22. Agreement Severable. In the event that any provision in this Award agreement is held to be invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award agreement.

23. Entire Agreement. The Award, including the appendices thereto, and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

APPENDIX B

ELECTRONIC ARTS INC.

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

Performance Vesting Terms

1. Performance Period. The performance period for the Award Units shall be the period of time beginning April 1, 2012 and ending on March 28, 2015 (the “Performance Period”). During the Performance Period there will be three (3) separate measurement periods of the Company’s Relative TSR (each a “Measurement Period”). Each Measurement Period has a corresponding vest date (the “Vest Date”) on which Award Units will vest.

The Start Dates, End Dates and Vest Dates for the three (3) Measurement Periods are:

	1st Measurement Period	2nd Measurement Period	3rd Measurement Period
Start Date	April 1, 2012	April 1, 2012	April 1, 2012
End Date	March 30, 2013	March 29, 2014	March 28, 2015
Vest Date	May 18, 2013	May 18, 2014	May 18, 2015

2. Target Number of Award Units. The Target Number of Award Units for each Measurement Period is:

	1st Measurement Period	2nd Measurement Period	3rd Measurement Period
Target Number of Award Units

3. Performance Measure. The Performance Measure for the Performance Period is Relative TSR, as defined below. The number of Award Units that may vest for each Measurement Period will be determined by multiplying the Target Number of Award Units by the Maximum Vest Percentage that corresponds to the Company’s Relative TSR percentile ranking according to the following schedule and subject to the Maximum Value limitation described below:

	Relative TSR	Maximum Vest
	Percentile Ranking	Percentage

	> 94th percentile	=200%
	61st to 93rd percentile	=100% plus 3% for each percentile >60th

TARGET	60th percentile	=100%
	11th to 59th percentile	=100% minus 2% for each percentile <60th
	< 10th percentile	=0%

For example: if the Company’s Relative TSR percentile ranking is 65%, up to 115% of the Target Number of Award Units for that Measurement Period could vest.

4. Maximum Number of Award Units. The number of Award Units that vest will be between 0% and 200% of the Target Number of Award Units for each Measurement Period; provided that, under no circumstances will the monetary value of the actual number of Award Units that vest following each Measurement Period, exceed five (5) times the monetary value of those Award Units on the Award Date (the “Maximum Value”). For purposes of this Award Agreement “monetary value” refers to the value of a share of Company stock as determined on any specified date by the Company’s closing stock price for that date. The Maximum Value for each Measurement Period is determined by multiplying the number of Award Units determined to vest based on the Company’s Relative TSR percentile ranking for that Measurement Period by the closing price of the Company’s stock on the Award Date and then multiplying that product by five (5). Accordingly, the maximum number of Award Units that vest for each Measurement Period shall not exceed the lesser of:

(i) the number of Award Units determined by multiplying the Target Number of Award Units for each Measurement Period by the Maximum Vest Percentage corresponding to the Relative TSR percentile ranking of the Company for that Measurement Period; or

(ii) the number of Award Units determined not to exceed the Maximum Value, (with such number of Award Units calculated by dividing the Maximum Value by the closing price of the Company’s stock on the End Date of each Measurement Period.)

5. Determination of Relative TSR. “Relative TSR” means the Company’s Total Stockholder Return relative to the Total Stockholder Returns of the other Group Companies. Relative TSR will be determined by ranking the Group Companies from the highest to lowest according to their respective Total Stockholder Return, then calculating the Relative TSR percentile ranking of the Company relative to the other Group Companies as follows:

P = 1 –	(	R – 1)
N –1

Where:

“P” represents the Relative TSR percentile ranking rounded to the nearest whole percentile

“R” represents the Company’s ranking among the Group Companies

“N” represents the number of Group Companies

“Total Stockholder Return” means the number calculated by dividing (i) the Closing Average Share Value minus the Opening Average Share Value (in each case adjusted to take into consideration the cumulative amount of dividends per share for the Measurement Period, assuming reinvestment, as of the of applicable ex-dividend date, of all cash dividends and other cash distributions (excluding cash distributions resulting from share repurchases or redemptions by the Company) paid to stockholders) by (ii) the Opening Average Share Value.

“Opening Average Share Value” means the average of the daily closing prices per share of a Group Company’s stock as reported on the NASDAQ for all Trading Days in the 90 calendar days immediately following and including April 1, 2012.

“Closing Average Share Value” means the average of the daily closing prices per share of a Group Company’s stock as reported on the NASDAQ for all Trading Days in the Closing Average Period.

“Closing Average Period” means (i) in the absence of a Change of Control of the Company, the 90 calendar days immediately prior to and including March 30, 2013 for the 1st Measurement Period; the 90 calendar days immediately prior to and including March 29, 2014 for the 2nd Measurement Period; and the 90 calendar days immediately prior to and including March 28, 2015 for the 3rd Measurement Period; or (ii) in the event of a Change of Control, the 90 calendar days immediately prior to and including the effective date of the Change of Control.

“Group Companies” means those companies listed in the NASDAQ-100 Index on April 1, 2012. The Group Companies may be changed as follows:

(i) In the event of a merger, acquisition or business combination transaction of a Group Company with or by another Group Company, the surviving entity shall remain a Group Company;

(ii) In the event of a merger, acquisition, or business combination transaction of a Group Company with or by another company that is not a Group Company, or “going private transaction” where the Group Company is not the surviving entity or is otherwise no longer publicly traded, the company shall no longer be a Group Company; and

(iii) In the event of a bankruptcy of a Group Company, such company shall remain a Group Company and its stock price will continue to be tracked for purposes of the Relative TSR calculation. If the company liquidates, it will remain a Group Company and its stock price will be reduced to zero for all remaining Measurement Periods in the Performance Period.

6. Award Vesting. The Committee will certify the Relative TSR percentile ranking of the Company after the End Date of each Measurement Period and determine the actual number of Award Units that vest for that Measurement Period on or before each applicable Vest Date.

APPENDIX C

FORM OF

SEVERANCE AGREEMENT AND RELEASE

This SEVERANCE AGREEMENT AND RELEASE (this “Agreement”) is made as of [                    ], 200[    ], by and between Electronic Arts Inc., a Delaware corporation, with its principal place of business at 209 Redwood Shores Parkway, Redwood City, California 94065-1175 (which together with its affiliates and subsidiaries, if any, will hereinafter collectively be called “Employer”) and [                    ], an individual residing at [                    ] (“Employee”).

A. Employee has been employed by Employer since on or about [            ]. [Employer and Employee have entered into a New Hire/Proprietary Information Agreement dated as of [                    ] (the “New Hire/Proprietary Information Agreement”)]1

B. The Electronic Arts Inc. Key Employee Continuity Plan (as such plan may be amended from time to time, the “Plan”) and the Electronic Arts Inc. Restricted Stock Unit Award (“Award”), dated [                    ] sets forth certain rights, benefits and obligations of the parties arising out of Employee’s employment by Employer and the severance of such employment in connection with a Change in Control as determined in accordance with the Plan and Award.

C. Employee recognizes that this Agreement will automatically be revoked and Employee shall forfeit any benefit to which he or she may be entitled under the Plan and Award unless Employee submits an executed copy of this Agreement [or similar agreement to be provided to persons employed by the Company outside the United States] to the Employer on or before [                    ].

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Employee agree as follows:

1. Termination of Employment Relationship. The relationship between Employee and Employer shall terminate as of                      (the “Separation Date”). [Note that Separation Date cannot be later than the date the agreement is signed or the release will not provide the Company with full protection.]

2. Employee Severance. In consideration of Employee’s undertakings set forth in this Agreement, Employer will pay Employee $[            ] in accordance with the terms of the Plan, plus such other benefits as are provided under the terms of the Plan, the Award and this Agreement. Such payment and benefits will be less

[1]	To be included if Employee has signed a New Hire/Proprietary Information Agreement.

all applicable deductions (including, without limitation, any federal, state or local tax withholdings). Such payment and benefits are contingent upon the execution of this Agreement by Employee and Employee’s compliance with all terms and conditions of this Agreement, the Plan and Award. Employee agrees that if this Agreement does not become effective, Employer shall not be required to make any further payments or provide any further benefits to Employee pursuant to this Agreement, the Plan and Award and shall be entitled to recover all payments and be reimbursed for all benefits already made or provided by it (including interest thereon). Except for Employee’s final paycheck and the amounts and benefits set forth herein and in the Plan, Employee acknowledges and agrees that Employer has already paid Employee any and all wages, salary, benefit payments and/or other payments owed to Employee from Employer, and that no further payments, amounts or benefits are owed or will be owed. Employee further acknowledges and agrees that the amounts and benefits received under this Section 2 exceed that to which Employee would be entitled under Employer’s policies, practices, and benefit plans, if any.

3. Release of Employer. In consideration of the obligations of Employer described in Paragraph 2 above, Employee hereby completely releases and forever discharges Employer, its related corporations, divisions and entities, its predecessors, successors, and assigns, and its and each of their current and former officers, directors, employees and agents, (collectively referred to as the “Releasees”) from all claims, rights, demands, actions, liabilities and causes of action of any kind whatsoever, known and unknown, which Employee may have or have ever had against the Releasees (“claims”) including without limitation all claims arising from or connected with Employee’s employment by the Employer and his or her separation from employment, whether based in tort or contract (express or implied) or on federal, state or local law or regulation. Employee has been advised that Employee’s release does not apply to any rights or claims that may arise after the date that this Agreement is signed by the Employee (the “Effective Date”). This Agreement shall not affect Employee’s rights under the Older Workers Benefit Protection Act to have a judicial determination of the validity of the release contained herein. [Note: release to be reviewed in each case for purposes of compliance with laws of applicable jurisdiction.]

4. Acknowledgment. Employee understands and agrees that this is a final release and that Employee is waiving all rights now or in the future to pursue any remedies available under any employment related cause of action against the Releasees, including without limitation claims of wrongful discharge, emotional distress, defamation, harassment, discrimination, retaliation, breach of contract or covenant of good faith and fair dealing, claims of violation of the California Labor Code and claims under Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, the Civil Rights Act of 1866, as amended, the Americans with Disabilities Act, the Age Discrimination in Employment Act (the “ADEA”), the Family and Medical Leave Act, the California Family Rights Act, the California Fair Employment and Housing Act, the Employee Retirement Income Security Act, and any other laws and regulations relating to employment. Employee further acknowledges and agrees that Employee has received all leave to which Employee is entitled under all federal, state, and local laws and regulations related to leave from employment, including, but not limited to, the Family and Medical Leave Act, the California Family Rights Act, and California worker’s compensation laws. [Note: release to be reviewed in each case for purposes of compliance with laws of applicable jurisdiction.]

5. Waiver of California Civil Code. Employee hereby expressly waives the provision of California Civil Code Section 1542 which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his/her favor at the time of executing the release, which if known by him/her must have materially affected his/her settlement with the debtor.

Employee acknowledges that the waiver of this Section of the California Civil Code set forth above is an essential and material term of this release, and that Employee has read this provision, and intends these consequences even as to unknown claims which may exist at the time of this release.

6. Covenant Not to Sue. Employee represents that Employee has not filed or commenced any proceeding against the Releasees and agrees that at no time in the future will Employee file or maintain any charge, claim or action of any kind, nature and character whatsoever against the Releasees, or cause or knowingly permit any such charge, claim or action to be filed or maintained, in any federal, state or municipal court, administrative agency or other tribunal, arising out of any of the matters covered by this Agreement, except as provided in the following sentence. Notwithstanding Employee’s release and waiver of remedies under the ADEA, this Agreement and the above covenant not to sue do not affect enforcement of the ADEA by the Equal Employment Opportunity Commission (“EEOC”), nor preclude Employee from (i) filing an ADEA charge with the EEOC, (ii) participating in an ADEA investigation or proceeding conducted by the EEOC, or (iii) initiating a proceeding regarding the enforceability of this Agreement with respect to ADEA rights and remedies. If Employee initiates any lawsuit or other legal proceeding in contravention of this covenant not to sue (other than a proceeding regarding the enforceability of this Agreement with respect to ADEA rights and remedies), Employee shall be required to immediately repay to Employer the full consideration paid to Employee pursuant to Paragraph 2 above, regardless of the outcome of Employee’s legal action.

7. Nondisclosure of Agreement. Employee will maintain the fact and terms of this Agreement and any payments made by Employer in strict confidence and will not disclose the same to any other person or entity (except Employee’s legal counsel, spouse and accountant) without the prior written consent of Employer. The parties agree that this confidentiality provision is a material term of this Agreement. A violation of the promise of nondisclosure shall be a material breach of this Agreement. It is acknowledged that in the event of such a violation, it will be impracticable or extremely difficult to calculate the actual damages and, therefore, the parties agree that upon a breach, in addition to whatever rights and remedies Employer may have at law and in equity, Employee will pay to Employer as liquidated damages, and not as a penalty, the sum of Five Hundred Dollars ($500.00) for each such breach and each repetition thereof.

[8. Return of Property; Confidentiality; Inventions. 2

(a) Employee represents that Employee does not have in Employee’s possession any records, documents, specifications, or any confidential material or any equipment or other property of Employer.

(b) Employee represents that Employee has complied with and will continue to comply with Paragraphs 3 and 4 of the New Hire/Proprietary Information Agreement pertaining to Proprietary Information (as defined therein), and will preserve as confidential all confidential information pertaining to the business of Employer and its customers, licensees and affiliates.

(c) Employee represents that Employee has complied with and will continue to comply with Paragraphs 5 and 6 of the New Hire/Proprietary Information Agreement pertaining to Inventions (as defined therein).

(d) Employee acknowledges and agrees that the New Hire/Proprietary Information Agreement will continue in full force and effect following his/her separation from the employ of Employer.]

[8. Return of Property; Confidentiality; Inventions. 3

(a) Employee represents that Employee does not have in Employee’s possession any records, documents, specifications, or any confidential material or any equipment or other property of Employer.

(b) Employee understands and acknowledges that all Proprietary Information (as defined below) is the sole property of Employer and its assigns. Employee hereby assigns to Employer any rights Employee may have in all Proprietary Information. At all times, Employee shall keep in confidence and trust all Proprietary Information, and Employee will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of Employer. Employee represents that Employee has delivered to Employer all materials, documents and data of any nature containing or pertaining to any Proprietary Information and has not taken and will not take with Employee any such materials, documents or data or any reproduction thereof. “Proprietary Information” means any information of a confidential or secret nature that may have been learned or developed by Employee during the period of Employee’s employment by Employer and which (i) relates to the business of Employer or to the business of any customer or supplier of Employer, or (ii) has been created, discovered or developed by, or has otherwise become known to Employer and has commercial value in the business in which Employer is engaged. By way of illustration,

[2]	To be used for Employees who have signed a New Hire/Proprietary Information Agreement.
[3]	To be used for Employees who have NOT signed a New Hire/Proprietary Information Agreement.

but not limitation, Proprietary Information includes trade secrets, processes, formulas, computer programs, data, know-how, inventions, improvements, techniques, marketing plans, product plans, strategies, forecasts, personnel information and customer lists.

(c) Employee represents that Employee has disclosed or will disclose in confidence to Employer, or any persons designated by it, all Inventions (as defined below) that have been made or conceived or first reduced to practice by Employee during Employee’s employment with Employer (or thereafter if Invention uses Proprietary Information of Employer). All such Inventions are the sole and exclusive property of Employer and its assigns, and Employer and its assigns shall have the right to use and/or to apply for patents, copyrights or other statutory or common law protections for such Inventions in any and all countries. Employee agrees to assist Employer in every proper way (but at Employer’s expense) to obtain and from time to time enforce patents, copyrights and other statutory or common law protections for such Inventions in any and all countries. To that end, Employee has executed or will execute all documents for use in applying for and obtaining such patents, copyrights and other statutory or common law protections therefore and enforcing same, as Employer may desire, together with any assignments thereof to Employer or to persons designated by Employer. Employer shall compensate Employee at a reasonable rate for any time after the Separation Date actually spent by Employee at Employer’s request on such assistance. “Inventions” means all inventions, improvements, original works or authorship, formulas, processes, computer programs, techniques, know-how and data, whether or not patentable or copyrightable, made or conceived or first reduced to practice or learned by Employee, whether or not in the course of Employee’s employment.]

[(d) Employee has been notified and understands that the provisions of Paragraph 8(c) above do not apply to an Invention which qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows: 4

(i) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)	Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

(2)	Result from any work performed by the employee for the employer.

[4]	This Subsection (d) is to be included for California employees only.

(ii) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (i), the provision is against the public policy of this state and is unenforceable.]

[(d) The provisions of Paragraph 8(c) above do not apply to an Invention for which all of the following are true:5

(i) The Invention was developed entirely on Employee’s own time;

(ii) Employee developed the Invention away from Employer’s facilities, and entirely without using the Employer’s equipment, supplies, or trade secret information;

(iii) The Invention does not relate to the business or any anticipated research or development of Employer; and

(iv) The Invention does not result from, and is not the extension of, any work done by Employee for Employer.]

9. Non-Disparagement. Without limiting the foregoing, Employee agrees that Employee will not make statements or representations to any other person, entity or firm which may cast Employer, or its directors, officers, agents or employees, in an unfavorable light, which are offensive, or which could adversely affect Employer’s name or reputation or the name or reputation of any director, officer, agent or employee of Employer. The parties agree that the provisions of this Paragraph 9 are material terms of this Agreement.

10. Cooperation with Employer. Employee agrees that Employee will cooperate with Employer, its agents, and its attorneys with respect to any matters in which Employee was involved during Employee’s employment with Employer or about which Employee has information, will provide upon request from Employer all such information or information about any such matter, will be available to assist with any litigation or potential litigation relating to Employee’s actions as an employee of Employer, and will testify truthfully in any legal proceeding related to his or her employment with Employer.

11. Non-Solicitation. [In accordance with the terms of the New Hire/Proprietary Information Agreement, until]6/[Until]7 the [first] anniversary of the Separation Date, Employee agrees not to recruit, solicit or induce, or attempt to induce, any employee or employees of Employer to terminate their employment with, or otherwise cease their relationship with, Employer.

[5]	Subsection (d) is to be included for non-California employees only.
[6]	To be used for Employees who have signed a New Hire/Proprietary Information Agreement.
[7]	To be used for Employees who have NOT signed a New Hire/Proprietary Information Agreement.

12. No Assignment By Employee. This Agreement, and any of the rights hereunder, may not be assigned or otherwise transferred, in whole or in part by Employee.

13. Arbitration. Any and all controversies arising out of or relating to the validity, interpretation, enforceability, or performance of this Agreement will be solely and finally settled by means of binding arbitration. Any arbitration shall be conducted in accordance with the then-current Employment Dispute Resolution Rules of the American Arbitration Association. The arbitration will be final, conclusive and binding upon the parties. All arbitrator’s fees and related expenses shall be divided equally between the parties. Further, each party shall bear its own attorney’s fees and costs incurred in connection with the arbitration.

14. Equitable Relief. Each party acknowledges and agrees that a breach of any term or condition of this Agreement may cause the non-breaching party irreparable harm for which its remedies at law may be inadequate. Each party hereby agrees that the non-breaching party will be entitled, in addition to any other remedies available to it at law or in equity, to seek injunctive relief to prevent the breach or threatened breach of the other party’s obligations hereunder. Notwithstanding Paragraph 13, above, the parties may seek injunctive relief through the civil court rather than through private arbitration if necessary to prevent irreparable harm.

15. No Admission. The execution of this Agreement and the performance of its terms shall in no way be construed as an admission of guilt or liability by either Employee or Employer. Both parties expressly disclaim any liability for claims by the other.

16. Consultation With Counsel and Time to Consider. Employee has been advised to consult an attorney before signing this Agreement. Employee acknowledges that Employee has been given the opportunity to consult counsel of Employee’s choice before signing this Agreement, and that Employee is fully aware of the contents and legal effect of this Agreement. Employee acknowledges that Employer has provided Employee with a list, which is Attachment A to this Agreement, of the job titles and ages of all employees being terminated on the Separation Date as well as the ages of the employees with the same titles who are not being terminated (“OWBPA Information”). Employee has been given [21/45] days from receipt of the OWBPA Information to consider this Agreement.

17. Right to Revoke.

(a) Employee and Employer have seven days from the date Employee signs this Agreement to revoke it in a writing delivered to the other party. After that seven-day period has elapsed, this Agreement is final and binding on both parties.

(b) Employee acknowledges and understands that if Employee fails to provide the Employer with an executed copy of this Agreement by the date indicated in paragraph C on the first page of this Agreement, Employer’s offer to enter into this Agreement and/or its execution of this Agreement is automatically revoked and Employee shall forfeit all rights under the Plan and Award.

18. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, although Employer and Employee consider the restrictions contained in this Agreement to be reasonable for the purpose of preserving Employer’s goodwill and proprietary rights, if any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

19. Entire Agreement. This Agreement together with the Plan, Award [and the New Hire/Proprietary Information Agreement]8 represents the complete understanding of Employee and Employer with respect to the subject matter herein.

20. Notices. Notices or other communications given pursuant to this Agreement shall be given in accordance with the Plan.

21. Governing Law. This Agreement will be construed and enforced in accordance with the laws of [            ].

22. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

BY SIGNING THIS AGREEMENT, YOU STATE THAT:

(a) YOU HAVE READ THIS AGREEMENT AND HAVE HAD SUFFICIENT TIME TO CONSIDER ITS TERMS;

(b) YOU UNDERSTAND ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND KNOW THAT YOU ARE GIVING UP IMPORTANT RIGHTS, INCLUDING, WITHOUT LIMITATION, THOSE ARISING UNDER THE ADEA;

(c) YOU AGREE WITH EVERYTHING IN THIS AGREEMENT;

(d) YOU ARE AWARE OF YOUR RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT AND HAVE BEEN ADVISED OF SUCH RIGHT;

[8]	To be included for Employees who have signed a New Hire/Proprietary Information Agreement.

(e) YOU HAVE SIGNED THIS AGREEMENT KNOWINGLY AND VOLUNTARILY; AND

(f) THIS AGREEMENT INCLUDES A RELEASE BY YOU OF ALL KNOWN AND UNKNOWN CLAIMS AS OF ITS EFFECTIVE DATE, AND NO CLAIMS ARISING AFTER ITS EFFECTIVE DATE ARE WAIVED OR RELEASED IN THIS AGREEMENT.

[ELECTRONIC ARTS INC.]		[EMPLOYEE NAME]

By:		Signature:

	Name: [ ]	Date:
Title: General Counsel

By:
Name: [ ]
Title: Chief Human Resources Officer

Attachment A to Severance Agreement and Release

This notice contains the information that is required to be provided to you by the Older Workers Benefit Protection Act.

The following is a listing of the job titles and ages of (a) persons who were selected for termination and offered enhanced severance benefits for signing the Severance Agreement and Release, and (b) all individuals in the same job classification or organizational unit who were not selected:

Table 1– Positions Selected or Eligible for Severance Package

Job Class or Group	Job Title	Age

Table 2 – Positions Not Selected or Ineligible for Severance Package

Job Class or Group	Job Title	Age

ELECTRONIC ARTS INC.

NONQUALIFIED STOCK OPTION GRANT

2000 EQUITY INCENTIVE PLAN

(For Employees Located Outside the U.S.)

[Box with Optionee information]

Electronic Arts Inc., a Delaware corporation, (the “Company”) hereby grants to the individual named above (the “Optionee”), a nonqualified stock option grant (the “Option”) under the Company’s 2000 Equity Incentive Plan (the “Plan”), to purchase the total number of shares set forth below of common stock of the Company (the “Option Shares”) at the exercise price set forth below (the “Exercise Price”). The Option is subject to all the terms and conditions of the Nonqualified Stock Option Grant, including the terms and conditions in the attached Appendix A, any special terms and conditions for Optionee’s country set forth in the attached Appendix B (collectively referred to herein as the “Grant”), and the Plan, the provisions of which are incorporated herein by reference. All capitalized terms used in this Grant that are not defined herein have the meanings defined in the Plan. The principal features of the Option are as follows:

[Box with grant and vest date information]

Subject to the terms and conditions of the Plan and the Grant, the Option will first vest and become exercisable as to 24%, 12 months from Vest Start Date and will then vest 2% on the first calendar day of each month thereafter for 38 months. The Optionee may then exercise the Option with respect to vested Option Shares, at any time until expiration or cancellation.

The Optionee shall be deemed to have worked a calendar month if Optionee has worked any portion of that month. Only vested Options may be exercised. Vesting will continue in accordance with the Grant during a leave of absence that is protected by contract or under local law (which may include, but is not limited to, a maternity, paternity, disability, medical, or military leave), provided that vesting shall cease if and when the leave of absence is no longer guaranteed by contract or local law. Vesting shall be suspended during any unpaid personal leave of absence, except as otherwise required by contract or local law.

PLEASE READ ALL OF APPENDIX A AND ANY TERMS AND CONDITIONS IN APPENDIX B FOR YOUR COUNTRY, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THE OPTION.

ELECTRONIC ARTS INC.

Stephen G. Bené

/s/ Stephen G. Bené

Senior Vice President, General Counsel

ACCEPTANCE:

The Optionee acknowledges the receipt of the Option under the Plan and agrees to voluntarily participate in the Plan. The Optionee acknowledges that a copy of the Plan and a copy of the Prospectus, both as amended, are available upon request from the Company’s Stock Administration Department and can also be accessed electronically. Optionee represents that Optionee has read and understands the contents of the Plan, the prospectus, and the Grant, and accepts the Option subject to all the terms and conditions of the Plan and the Grant. The Optionee understands and acknowledges that there may be tax consequences related to the grant, vesting and/or exercise of the Option and the sale of the underlying Option Shares and that Optionee should consult a tax advisor.

APPENDIX A

ELECTRONIC ARTS INC.

Nonqualified Stock Option (the “Option”) Terms and Conditions (Intl.)

Under the 2000 Equity Incentive Plan

1. Form of Option Grant. Each Option granted under the Plan shall be evidenced by a Stock Option Grant (the “Grant”) in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of the Plan. Grants may be evidenced by paper copy or electronic copy.

2. Date of Grant. The date of grant of the Option shall be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Grant representing the Option will be delivered to Optionee within a reasonable time after the granting of the Option.

3. Exercise Price. The Exercise Price of the Option shall be determined by the Committee on the date the Option is granted pursuant to the rules of the Plan.

4. Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted (the “Expiration Date”).

5. Restrictions on Exercise. Exercise of the Option is subject to the following limitations:

(a) The Option may not be exercised until the Plan has been approved by the stockholders of the Company as set forth in the Plan.

(b) The Option may not be exercised and the Option Shares may not be issued unless such exercise/issuance is in compliance with the U.S. Securities Act of 1933, as amended, the U.S. Exchange Act of 1934, as amended, all applicable state and local securities laws, and the requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed, as they are in effect on the date of exercise/issuance.

6. Cancellation of Option.

(a) Except as provided in this section, the unvested portion of the Option shall be cancelled in whole if Optionee is Terminated and may not be exercised to the extent cancelled. If the Optionee is Terminated for any reason except by death or Disability, the Option, to the extent it is exercisable on the Termination Date, may be exercised by the Optionee within three (3) months after the Termination Date, but in no event later than the Expiration Date.

(b) Except as provided in this subsection, the Option shall be cancelled in part, if Optionee ceases to be a full-time employee, but remains an employee of the Optionee’s employer (the “Employer”), and may not be exercised to the extent cancelled. If the Optionee ceases to be a full-time employee for any reason other than Disability, the Option, to the extent it is exercisable on the date on which the Optionee ceases to be a full-time employee, may be exercised by the Optionee within three (3) months after the Termination Date, but in no event later than the Expiration Date:

(i) Unless otherwise required by contract or local law, an Optionee shall be deemed to be a “full-time” employee if Optionee works not less than 40 hours per week;

(ii) Except to the extent the Option is cancelled in accordance with subsection (b)(iii) below, the Option shall continue to vest in equal monthly amounts from the Termination Date up to 50 calendar months from the vest start date set forth in the Grant (the “Vest Start Date”), provided the Optionee is continuously employed during the period; and

(iii) The number of Option Shares under the Option that shall be cancelled in accordance with this subsection will be determined by multiplying the total number of Option Shares by the following fraction:

40 minus [number of hours regularly worked per week] / 40

(c) If the Optionee’s employment with the Company is Terminated because of the Retirement of the Optionee, as defined below, the Option, to the extent that it is exercisable on the Termination Date, may be exercised by the Optionee at any time prior to the earlier of (i) expiration of sixty (60) months from the Termination Date, and (ii) the Expiration Date. For the purposes of this Paragraph 6(c) “Retirement” means voluntary terminations, involuntary terminations in connection with a reduction in force, or other involuntary terminations other than for Cause (if and to the extent the Company, in its sole discretion, determines such a termination to be eligible for purposes of this Paragraph 6(c)) if Optionee’s age added to Optionee’s years of Service with the Company equals or exceeds sixty (60) and Optionee has at least ten (10) years of service with the Company and/or any of its Subsidiaries. For the purposes of this Paragraph 6(c), “Service” means employment from date of hire to Termination Date plus any previous employment with the Company where the previous employment period was at least 12 months (exclusive of any extended non-medical leaves of absence) and exceeded the length of time between Optionee’s previous and current employment with the Company. Notwithstanding the definition of Retirement set forth in this Section 6(c), if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in Optionee’s jurisdiction that would likely result in the favorable Retirement treatment that applies to the Option pursuant to this Section 6(c) being deemed unlawful and/or discriminatory, then the Company will not apply the favorable Retirement treatment at the time of Optionee’s Termination and the Option will be treated as it would under the rules that apply if Optionee’s employment ends for reasons other than death, Retirement or Disability.

(d) If the Optionee is Terminated because of the death of the Optionee or Disability of the Optionee the Option, to the extent that it is exercisable on the Termination Date, may be exercised by the Optionee (or the Optionee’s legal representative) at any time prior to the expiration of twelve months after the Termination Date, but in any event no later than the Expiration Date.

(e) Notwithstanding the provisions in subsection 6(a) above, if the Optionee’s employment is Terminated for Cause, the Option may not be exercised to any extent whatsoever and any and all rights and claims Optionee may have to any Option Shares, or value attributable to any Option Shares upon vesting is hereby revoked.

(f) Notwithstanding the provisions in subsection 6(a) above, if (i) the Optionee’s employment with the Company is Terminated other than for Cause, (ii) the Optionee was subject to the Company’s “trading window” (as described in the Company’s Policy on Securities Trades by Electronic Arts Personnel) at the time his or her employment was Terminated, and (iii) the “trading window” was closed at the time the Optionee’s employment was Terminated and remained closed during the entire Post-Termination Exercise Period (thereby preventing the immediate resale of Option Shares acquired upon exercise of the Option), then the Option, to the extent it is exercisable on the Termination Date, shall remain exercisable until ten (10) days after the date the Optionee is notified by the Company that the “trading window” has been opened; provided, however, that no Option will be exercisable later than the Expiration Date.

7. Manner of Exercise.

(a) The Option shall be exercisable by delivery to the Company of a written notice in the form attached hereto as Exhibit A or in such other form as may be approved by the Company, which shall set forth the Optionee’s election to exercise the Option, the number of Option Shares being purchased, and such other representations and agreements as to the Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

(b) Such notice shall be accompanied by full payment of the Exercise Price (i) in cash; (ii) with proceeds from a sale made pursuant to a broker-assisted same-day sale; or (iii) a combination of the foregoing, provided that a portion of the Exercise Price equal to the par value of the Option Shares, if any, must be paid in cash or other legal consideration.

(c) Prior to the issuance of the Option Shares upon exercise of the Option, the Optionee must pay or make adequate provision for any Tax-Related Items (as defined below).

(d) Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Option Shares registered in the name of the Optionee or the Optionee’s legal representative.

8. Responsibility for Taxes. Regardless of any action the Company and/or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items arising out of Optionee’s participation in the Plan and legally applicable to Optionee (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Option Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if Optionee has become subject to tax in more than one jurisdiction between the date on which the Option was granted and the date of any relevant taxable or tax withholding event, as applicable, Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Optionee shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the Tax-Related Items by one or a combination of the following: (i) withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company or the Employer; or (ii) withholding from proceeds of the sale of Option Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization); or (iii) withholding in Option Shares to be issued at exercise of the Option.

To avoid any negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Option Shares, for tax purposes, Optionee is deemed to have been issued the full number of Option Shares subject to the exercised Options, notwithstanding that a number of the shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Optionee’s participation in the Plan.

Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Optionee’s participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.

9. Nature of Grant. In accepting the Option, Optionee acknowledges that:

(a) the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time;

(b) grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d) Optionee’s participation in the Plan is voluntary;

(e) nothing in the Plan or this Grant will be deemed to constitute an employment contract or confer or be deemed to confer any right for Optionee to continue in the employ of, or to continue any other relationship with, the Company, the Employer or any Subsidiary or limit in any way the right of the Company, the Employer or any Subsidiary to terminate Optionee’s employment or other relationship at any time, with or without Cause;

(f) the Option and any Option Shares acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Employer, the Company, or any Subsidiary, and that are outside the scope of Optionee’s employment or service contract, if any;

(g) the Option and any Option Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(h) the Option and any Option Shares acquired under the Plan are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered compensation for, or relating in any way to, past services for the Employer, the Company or any Subsidiary;

(i) the future value of the Option Shares is unknown and cannot be predicted with certainty;

(j) if the Option Shares do not increase in value, the Option will have no value;

(k) if Optionee exercises the Option and acquires Option Shares, the value of such Option Shares may increase or decrease in value, even below the Exercise Price;

(l) in consideration of the grant of the Option, no claim or entitlement to compensation or damages arises from the termination of the Option or diminution in value of the Option or Option Shares resulting from Optionee’s Termination (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Employer, the Company and/or any Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Grant, Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(m) the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

10. Exclusion of Option From Notice Period. The period of continuous employment for the purposes of the Grant shall be the period commencing on the Vest Start Date and ending on the Termination Date, or if earlier, the date on which the Employer gives notice of Termination (the “Vest End Date”). In no event shall vesting of the Option extend beyond the Vest End Date, nor shall any potential value of the Option after the Vest End Date be considered in determining any notice or compensation in lieu of notice that may be required or given upon Termination. Optionee agrees that this provision is a condition to the Grant and hereby waives any and all rights and claims Optionee may have to any Option Shares, or value attributable to any Option Shares, which would have under any circumstances vested after the Vest End Date.

11. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan, or Optionee’s acquisition or sale of the Option Shares. Optionee should obtain tax, legal and financial advice before exercising the Option and prior to the disposition of the Option Shares.

12. Data Privacy. The Optionee hereby explicitly and unambiguously:

(a) consents to the collection, use, processing, and transfer, in electronic or other form, of personal data described in this Grant by and among, as applicable, the Employer, and the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan;

(b) understands that the Company, the Employer and any Subsidiary may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance or other identification number, nature and amount of compensation, nationality, job title, any Shares or directorships held in the Company or any Subsidiary, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Personal Data”);

(c) understands that Personal Data may be transferred to E*Trade Financial Services, Inc. or to any third party assisting the Company in the implementation, administration and management of the Plan;

(d) understands that the recipients of Personal Data may be located in the Optionee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country;

(e) understands that he or she may request a list with the names and addresses of any potential recipients of Personal Data by contacting his or her local human resources representative;

(f) authorizes the Company, E*Trade Financial Services, Inc., and any other recipients of Personal Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of Personal Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any Option Shares acquired upon exercise of the Option;

(f) understands that Personal Data will be held only as long as necessary to implement, administer and manage the Optionee’s participation in the Plan;

(g) understands that the Optionee may, at any time, review Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting writing Optionee’s local human resources representative; and

(h) understands that refusal or withdrawal of Optionee’s consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, Optionee understands that he or she may contact Optionee’s local human resources representative.

13. Nontransferability of Option. No Option may be sold, pledged, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution or, unless otherwise determined by the Committee, in its sole discretion.

14. Authority of the Board and the Committee. Any dispute regarding the interpretation of the Grant shall be submitted by the Optionee, the Employer, or the Company, forthwith to the Board or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Optionee, the Employer, and/or the Company.

15. Governing Law and Venue. This Grant, as governed by, and subject to, the laws of the State of California without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Grant, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

16. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Option or future options that may be granted under the Plan by electronic means or request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17. Language. If the Optionee has received this or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

18. Severability. The provisions of this Grant are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19. Appendix B. The Option shall be subject to any special terms and conditions set forth in the Appendix B for Optionee’s country, if any. If Optionee relocates to one of the countries included in the Appendix B during the life of the Option, the special terms and conditions for such country shall apply to Optionee, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix B constitutes part of this Grant.

20. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Option and the Option Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

21. Entire Agreement. The Exercise Notice and Agreement attached as Exhibit A and the Plan are incorporated herein by reference. The Grant, the Plan and the Exercise Notice and Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

22. Notice. Copies of the Plan and Prospectus are available electronically at http://portal.ea.com/home/stockadmin. The Company’s most recent annual report and published financial statements are available electronically as soon as practicable after their publication by clicking the “Financial Reports” link at http://investor.ea.com. The Plan, Prospectus, the Company’s annual report, and the Company’s financial statements are also available at no charge by submitting a request to the Company’s Stock Administration Department at stockadministration@ea.com.

* * * * *

APPENDIX B

ELECTRONIC ARTS INC.

2000 EQUITY INCENTIVE PLAN

Nonqualified Stock Option Country Specific Terms and Conditions (Intl.)

Terms and Conditions

This Appendix B includes additional terms and conditions that govern the Option granted to Optionee under the Plan if Optionee resides in one of the countries listed below. This Appendix B forms part of the Grant. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Grant and the Plan.

Notifications

This Appendix B also includes information regarding exchange controls and certain other issues of which Optionee should be aware with respect to Optionee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in Optionee’s country as of June 2009. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Optionee not rely on the information noted herein as the only source of information relating to the consequences of Optionee’s participation in the Plan because the information may be out of date at the time Optionee exercises the Option or sells Option Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Optionee particular situation, and the Company is not in a position to assure Optionee of any particular result. Accordingly, Optionee is advised to seek appropriate professional advice as to how the relevant laws in Optionee’s country may apply to his or her situation.

Finally, if Optionee is a citizen or resident of a country, or is considered resident of a country, other than the one in which Optionee is currently working, the information contained herein may not be applicable to Optionee.

AUSTRALIA

Notifications

Securities Law Information. If Optionee acquires Option Shares pursuant to the Option and offers the Option Shares for sale to a person or entity resident in Australia, such offer may be subject to disclosure requirements under Australian law. Optionee should obtain legal advice as to his or her disclosure obligations prior to making any such offer.

AUSTRIA

Notifications

Consumer Protection Information. Optionee may be entitled to revoke acceptance of the Grant on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to the Grant and the Plan:

(i) The revocation must be made within one (1) week after acceptance of the Grant.

(ii) The revocation must be in written form to be valid. It is sufficient if Optionee returns the Grant to the Company or the Company’s representative with language which can be understood as a refusal to conclude or honor the Grant, provided the revocation is sent within the period discussed above.

Exchange Control Information. If Optionee holds Option Shares acquired under the Plan outside of Austria, Optionee must submit a report to the Austrian National Bank. An exemption applies if the value of the Option Shares as of any given quarter does not exceed €30,000,000 or as of December 31 does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is December 31 and the deadline for filing the annual report is March 31 of the following year.

When Optionee sells Option Shares acquired under the Plan, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all accounts abroad exceeds €3,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

BELGIUM

Terms and Conditions

Tax Considerations. The Option must be accepted within 60 days of the offer; otherwise, it is deemed rejected for Belgian tax purposes. Optionee will receive a separate offer letter and undertaking form in addition to the Grant. He or she should refer to the offer letter for a more detailed description of the tax consequences of choosing to accept the Option. Optionee should consult a personal tax advisor with respect to the acceptance of the Option.

Notifications

Tax Reporting. Optionee is required to report any taxable income attributable to the Option on his or her annual tax return. In addition, Optionee is required to report any bank accounts opened and maintained outside Belgium on his or her annual tax return.

BRAZIL

Terms and Conditions

Compliance with Law. By accepting the Option, Optionee acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the exercise of the Option, the receipt of any dividends, and the sale of Shares acquired under the Plan.

Notifications

Exchange Control Information. If Optionee is resident or domiciled in Brazil, Optionee will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000 (approximately BRL197,257 as of June 2009). Assets and rights that must be reported include Shares acquired under the Plan.

CANADA

Terms and Conditions

Form of Payment. Due to legal restrictions in Canada, Optionee is prohibited from surrendering Shares that Optionee already owns or attesting to the ownership of Shares to pay the Exercise Price or any Tax-Related Items due in connection with the Option.

The following provisions will apply if Optionee is a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that this Grant, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention [“Grant”], ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy Notice and Consent. This provision supplements the Data Privacy section of the Grant:

Optionee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Optionee further authorizes the Company, any Subsidiary and the administrator of the Plan to disclose and discuss the Plan with their advisors. Optionee further authorizes the Company, any Subsidiary and the administrator of the Plan to record such information and to keep such information in his or her employee file.

CHINA

Terms and Conditions

Same-Day Sale Restriction. Notwithstanding anything to the contrary in the Plan or Grant, due to exchange control laws in China, Optionee will be required to exercise the Option using a broker-assisted same-day sale pursuant to which all Option Shares subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Exercise Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to Optionee in accordance with any applicable exchange control laws and regulations. The Company reserves the right to provide additional methods of exercise depending on the development of local law.

Exercise/Exchange Control Restriction. Optionee acknowledges and agrees that the exercise of the Option will be conditional upon the Company obtaining any necessary approvals from the State Administration of Foreign Exchange (SAFE) and subject to any requirements imposed by SAFE. The Company is in the process of obtaining the necessary SAFE approvals. Optionee hereby releases the Company from any liability with regard to the Option and the Option Shares if SAFE approval is not obtained (in which case the Option may not be exercised) or if the market value of the Company’s Shares has decreased between the time the Option vested and SAFE approval is obtained.

Optionee understands and agrees that, due to exchange control laws in China, Optionee will be required to immediately repatriate to China the cash proceeds from the broker- assisted same-day sale described above. Optionee further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company or a Subsidiary, and Optionee hereby consents and agrees that the proceeds from the sale of Option Shares acquired under the Plan may be transferred to such special account prior to being delivered to Optionee. Optionee agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the sale proceeds are distributed through any such special exchange account. Optionee further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China. This repatriation requirement will not apply to non-PRC nationals.

CZECH REPUBLIC

Notifications

Exchange Control Information. Upon request of the Czech National Bank, Optionee may need to file a notification within 15 days of the end of the calendar quarter in which he or she acquires the Option Shares.

DENMARK

Notifications

Exchange Control/Tax Reporting Information. If Optionee holds Option Shares issued upon exercise of the Option under the Plan in a brokerage account with a broker or bank outside Denmark, Optionee is required to inform the Danish Tax Administration about the account. For this purpose, Optionee must file a Form V (Erklaering V) with the Danish Tax Administration. The Form V must be signed both by Optionee and by the applicable broker or bank where the account is held. By signing the Form V, the broker or bank undertakes to forward information to the Danish Tax Administration concerning the Option Shares in the account without further request each year. By signing the Form V, Optionee authorizes the Danish Tax Administration to examine the account. A sample of the Form V can be found at the following website: www.skat.dk.

In addition, if Optionee opens a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, Optionee is also required to inform the Danish Tax Administration about this account. To do so, Optionee must file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by Optionee and by the applicable broker or bank where the account is held. By signing the Form K, the broker/bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the account. By signing the Form K, Optionee authorizes the Danish Tax Administration to examine the account. A sample of Form K can be found at the following website: www.skat.dk.

FINLAND

There are no country-specific provisions.

FRANCE

There are no country-specific provisions.

GERMANY

Notifications

Exchange Control Information. If Optionee makes cross-border payments in excess of €12,500 in connection with the purchase or sale of securities (including Option Shares acquired under the Plan), Optionee must file a monthly report with the Servicezentrum Außenwirtschaftsstatistik, which is the competent federal office of the Deutsche Bundesbank (the German Central Bank) for such notifications in Germany. If Optionee uses a German commercial bank to effectuate such cross-border payments, the bank will provide Optionee with the required form.

In addition, in the unlikely event that Optionee holds Shares exceeding 10% of the total capital of the Company, Optionee must report his or her holdings in the Company on an annual basis.

GREECE

Notifications

Exchange Control Information. If Optionee exercises the Option through a cash purchase exercise, in order to remit funds out of Greece, Optionee will need to complete an application form that will be provided to Optionee by the foreign exchange bank handling the transaction. The application form will likely require Optionee to provide the following information: (1) Optionee’s name, nationality and address; (2) the purpose of the transaction (i.e., purchase of the Option Shares); (3) the country of destination of the funds (i.e., the U.S.) and recipient bank abroad; (4) the value in foreign exchange and the equivalent in local currency; (5) Optionee’s tax registration number and competent tax office; and (6) a statement that the transaction is not aimed at legalizing income deriving from criminal activity.

If Optionee exercises the Option by way of a broker-assisted same-day sale, this application will not be required since no funds will be remitted out of Greece.

HONG KONG

Notifications

Securities Law Information. The offer of the Option and Option Shares under the terms of the Grant does not constitute a public offering of securities, and it is available only to employees of the Company or one of its Subsidiaries.

Please be aware that the contents of the Grant, including this Appendix B, and the Plan have not been reviewed by any regulatory authority in Hong Kong. Optionee is advised to exercise caution in relation to this offer of Options under the Plan. If Optionee is in any doubt about any of the contents of the Grant, including this Appendix B, or the Plan, Optionee should obtain independent professional advice.

HUNGARY

There are no country-specific provisions.

INDIA

Terms and Conditions

Exercise Restriction. Notwithstanding anything to the contrary in the Plan or the Grant, due to legal restrictions in India, you will not be permitted to pay the Exercise Price by a “sell-to-cover” exercise such that part of the Option Shares subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale will be remitted to the Company to cover the aggregate Exercise Price for the purchased Option Shares and any Tax-Related Items. The Company reserves the right to provide you with this method of payment depending on the development of local law.

Fringe Benefit Tax. By accepting the Option, you consent and agree to assume liability for any fringe benefit tax that may be payable by the Company and/or the Employer in connection with the Option, as well as in connection with the portion of any option granted to you by the Company in the past which has not yet been exercised as of the date of grant of the current Option, to the extent determined by the Company and/or the Employer.

You understand that the grant of the Option is contingent upon you agreeing to assume liability for fringe benefit tax payable on the Option and the portion of any outstanding option that is exercised after the date of grant of the current Option.

Further, by accepting the Option, you agree that the Company and/or the Employer may collect the fringe benefit tax from you by any of the means set forth in the Responsibility for Taxes section in the Grant or any other reasonable method established by the Company. You also agree to execute any other consents or elections required to accomplish the foregoing, promptly upon request of the Company.

You understand that the fringe benefit tax will be calculated based on the difference between the Exercise Price and the fair market value of the underlying Option Shares at the time of vesting. Therefore, no fringe benefit tax will be due if the Option is not in-the-money at vesting. On the other hand, if the Option is in-the-money at vesting and the fair market value of the shares decreases between vesting and exercise, you may be liable for fringe benefit tax on a greater amount than the benefit you will receive at exercise.

Notifications

Exchange Control Information. If Optionee remits funds out of India to purchase Option Shares, it is Optionee’s responsibility to comply with applicable exchange control laws. Regardless of what method of exercise is used to purchase Option Shares, Optionee must repatriate the proceeds from the sale of Option Shares and any dividends received in relation to the Option Shares to India within 90 days after receipt. Optionee must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation.

ITALY

Terms and Conditions

Data Privacy Consent. This consent replaces the Data Privacy section of the Grant:

Optionee understands that the Employer, the Company and any Subsidiary may hold certain personal information about Optionee, including, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Subsidiary, details of the Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor and will process such data for the exclusive purpose of implementing, managing and administering the Plan (“Personal Data”).

Optionee also understands that providing the Company with Optionee’s Personal Data is mandatory for compliance with local law and necessary for the performance of the Plan and that Optionee’s refusal to provide such Personal Data would make it impossible for the Company to perform its contractual obligations and may affect Optionee’s ability to participate in the Plan. The Controller of personal data processing is Electronic Arts Inc., with registered offices at 209 Redwood Shores Parkway, Redwood City, CA 94065, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Electronic Arts Italia SARL with registered offices at Via Agnello 6/1 Milan 20121, Italy. Optionee understands that Optionee’s Personal Data will not be publicized, but it may be transferred to E*Trade Financial Services, Inc., banks, other financial institutions or brokers involved in the management and administration of the Plan. Optionee further understands that the Company and/or its Subsidiaries will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of Optionee’s participation in the Plan, and that the Company and/or its Subsidiaries may each further transfer Personal Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to E*Trade Financial Services, Inc. or another third party with whom Optionee may elect to deposit any Option Shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Personal Data in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan. Optionee understands that these recipients may be located in or outside the European Economic Area in countries such as in the United States that may not provide the same level of protection as intended under Italian data privacy laws. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Optionee’s Personal Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

Optionee understands that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Optionee’s Personal Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Optionee’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. Optionee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Optionee has the right to, including but not limited to, access, delete, update, ask for rectification of Participant’s Data and estop, for legitimate reason, the Personal Data processing.

Furthermore, Optionee is aware that Optionee’s Personal Data will not be used for direct marketing purposes. In addition, the Personal Data provided can be reviewed and questions or complaints can be addressed by contacting Optionee’s human resources department.

Same-Day Sale Restriction. Notwithstanding anything to the contrary in the Plan or Grant, due to financial intermediary requirements in Italy, Optionee will be required to exercise the Option using a broker-assisted same-day sale pursuant to which all Option Shares subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Exercise Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to Optionee. The Company reserves the right to provide additional methods of exercise depending on the development of local law.

Terms of Grant. By accepting the Option, Optionee acknowledges that (1) Optionee has received a copy of the Plan, the Grant and this Appendix B; (2) Optionee has reviewed those documents in their entirety and fully understands the contents thereof; and (3) Optionee accepts all provisions of the Plan, the Grant and this Appendix B. Optionee further acknowledges that Optionee has read and specifically and expressly approves, without limitation, the following sections of the Grant: “Restrictions on Exercise”; “Cancellation of Option”; “Responsibility for Taxes”; “Nature of Grant”; “Data Privacy” as replaced by the above provision; and “Governing Law and Venue.”

Notifications

Exchange Control Information. Exchange control reporting is required if Optionee transfers cash or shares to or from Italy in excess of €10,000 or the equivalent amount in U.S. dollars. If the payment is made through an authorized broker resident in Italy, the broker will comply with the reporting obligation. In addition, Optionee will have exchange control reporting obligations if Optionee has any foreign investment (including Option Shares) held outside Italy in excess of €10,000. The reporting must be done on Optionee’s individual tax return.

JAPAN

Notifications

Exchange Control Information. If Optionee pays more than ¥30,000,000 in a single transaction for the purchase of Option Shares when he or she exercises the Option, Optionee must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.

KOREA

Notifications

Exchange Control Information. If Optionee remits funds out of Korea to purchase Option Shares under the Plan, the remittance must be “confirmed” by a foreign exchange bank in Korea. This is an automatic procedure, i.e., the bank does not need to “approve” the remittance, and it should take no more than a single day to process. The following supporting documents evidencing the nature of the remittance must be submitted to the bank together with the confirmation application: (i) the Grant; (ii) the Plan; (iii) a document evidencing the type of shares to be acquired and the amount (e.g., the award certificate); and (iv) Optionee’s certificate of employment. This confirmation is not necessary for broker-assisted same-day sale since there is no remittance out of Korea.

Additionally, exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares (including the Option Shares) repatriate the proceeds to Korea within 18 months of the sale.

NETHERLANDS

Notification

Insider Trading Notification. Optionee should be aware of Dutch insider-trading rules, which may impact the sale of Option Shares acquired at exercise of the Option. In particular, Optionee may be prohibited from effectuating certain transactions involving Option Shares during the period in which Optionee possesses “inside information” regarding the Company.

By accepting the Option, Optionee acknowledges having read and understood the Securities Law Information and further acknowledge that it is her or his responsibility to comply with the following Dutch insider trading rules:

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of the Company or a Subsidiary in the Netherlands who has inside information as described herein.

NEW ZEALAND

There are no country-specific provisions.

NORWAY

There are no country-specific provisions.

POLAND

Terms and Conditions

Options Settled in Newly Issued Shares Only. The Option will be granted over newly issued Shares only. In no event will treasury Shares be issued to satisfy Option exercises in Poland.

Notifications

Exchange Control Information. Polish residents holding foreign securities (including Option Shares) and maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such transactions or balances exceeds €15,000. If required, the reports are due on a quarterly basis by the 20th day following the end of each quarter. The reports are filed on special forms available on the website of the National Bank of Poland.

PORTUGAL

Notifications

Exchange Control Information. If Optionee does not hold the Option Shares acquired at exercise with a Portuguese financial intermediary, Optionee may need to file a report with the Portuguese Central Bank. If the Shares are held by a Portuguese financial intermediary, it will file the report for Optionee.

ROMANIA

Notifications

Exchange Control Information. If Optionee remits foreign currency into or out of Romania (e.g., the Exercise Price or the proceeds from the sale of the Option Shares), Optionee may have to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. Optionee should consult his or her personal legal advisor to determine whether Optionee will be required to submit such documentation to the Romanian bank.

SINGAPORE

Notifications

Securities Law Information. The grant of the Option is being made on a private basis and is, therefore, exempt from registration in Singapore.

Director Notification Requirement. Directors of a Singaporean Subsidiary are subject to certain notification requirements under the Singapore Companies Act. Directors must notify the Singaporean Subsidiary in writing of an interest (e.g., Options, Option Shares, etc.) in the Company or any related companies within two days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Option Shares are sold), or (iii) becoming a director.

SOUTH AFRICA

Terms and Conditions

Responsibility for Taxes. This provision supplements the Responsibility for Taxes section of the Grant:

By accepting the Option, Optionee agrees to immediately notify the Employer of the amount of any gain realized upon exercise of the Option. If Optionee fails to advise the Employer of the gain realized at exercise, Optionee may be liable for a fine. Optionee will be responsible for paying any difference between the actual tax liability and the amount withheld.

Notifications

Tax Clearance Certificate for Cash Exercises. If Optionee exercises the Option by a cash purchase exercise, Optionee must obtain and provide to the Employer, or any third party designated by the Employer or the Company, a Tax Clearance Certificate (with respect to Foreign Investments) bearing the official stamp and signature of the Exchange Control Department of the South African Revenue Service (“SARS”). Optionee must renew this Tax Clearance Certificate every twelve (12) months, or in such other period as may be required by the SARS. If Optionee exercises the Option by a broker-assisted same-day sale whereby no funds are remitted offshore for the purchase of Option Shares, no Tax Clearance Certificate is required.

Exchange Control Information. Optionee is solely responsible for complying with applicable South African exchange control regulations. Since the exchange control regulations change frequently and without notice, Optionee should consult his or her legal advisor prior to the acquisition or sale of Option Shares acquired under the Plan to ensure compliance with current regulations. As noted, it is Optionee’s responsibility to comply with South African exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from Optionee’s failure to comply with applicable laws.

Under current South African exchange control regulations, Optionee may, during his or her lifetime, invest a maximum of ZAR 2,000,000 in offshore investments, including in Option Shares. It is Optionee’s responsibility to ensure that he or she does not exceed this limit. Please note that this is a cumulative allowance; therefore, Optionee’s ability to remit funds for the purchase of Option Shares will be reduced if Optionee’s foreign investment limit is utilized to make a transfer of funds offshore that is unrelated to the Plan. If Optionee wishes to exercise the Option through a cash purchase exercise and the ZAR 2,000,000 limit will be exceeded upon the exercise of the Option, Optionee may still transfer funds for payment of the Option Shares provided that Optionee immediately sells the Option Shares and repatriates the full proceeds to South Africa. There is no repatriation requirement on the sale proceeds if the ZAR 2,000,000 limit is not exceeded. If Optionee exercises the Option using a broker-assisted same-day sale, the value of the Shares thus purchased will not be counted against Optionee’s lifetime offshore investment allowance.

SPAIN

Terms and Conditions

Nature of Grant. This provision supplements the Nature of Grant section of the Grant:

In accepting the Option, Optionee consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan. Optionee understands that the Company has unilaterally, gratuitously and discretionally decided to grant options under the Plan to individuals who may be employees of the Company or a Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Subsidiary. Consequently, Optionee understands that the Option is granted on the assumption and condition that the Option and any Option Shares acquired upon exercise of the Option are not part of any employment contract (either with the Company or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Optionee understands that the Option would not be granted to Optionee but for the assumptions and conditions referred to herein; thus, Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of this Option shall be null and void.

Notifications

Exchange Control Information. Optionee must declare the acquisition of Shares to the Dirección General de Politica Comercial y de Inversiones Extranjeras (the “DGPCIE”) of the Ministerio de Economia for statistical purposes. Optionee must also declare ownership of any Shares with the Directorate of Foreign Transactions each January while the Shares are owned. In addition, if Optionee wishes to import the ownership title of any Shares (i.e., share certificates) into Spain, he or she must declare the importation of such securities to the DGPCIE.

When receiving foreign currency payments derived from the ownership of Shares (i.e., cash dividends or sale proceeds), Optionee must inform the financial institution receiving the payment of the basis upon which such payment is made. Optionee will need to provide the financial institution with the following information: (i) Optionee’s name, address and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) additional information that may be required.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

Notifications

Securities Law Information. The Option offer is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland.

TAIWAN

Notifications

Exchange Control Information. Optionee may acquire and remit foreign currency (including proceeds from the sale of Option Shares) up to US$5,000,000 per year without justification.

If the transaction amount is TWD500,000 or more in a single transaction, Optionee must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, Optionee must also provide supporting documentation to the satisfaction of the remitting bank.

THAILAND

Notifications

Exchange Control Information. Optionee will be required to immediately repatriate the proceeds from the sale of Option Shares and any cash dividends received in relation to the Option Shares to Thailand immediately upon receipt and to convert the funds to Thai Baht or deposit the proceeds in a foreign currency account maintained by a bank in Thailand within 360 days of remitting the proceeds to Thailand. If the amount of the proceeds is equal to or greater than US$20,000, Optionee must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form.

If Optionee does not comply with this obligation, Optionee may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, Optionee should consult a legal advisor before selling Option Shares to ensure compliance with current regulations. It is Optionee’s responsibility to comply with exchange control laws in Thailand, and neither the Company nor the Employer will be liable for any fines or penalties resulting from Optionee’s failure to comply with applicable laws.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provisions supplement the Responsibility for Taxes section of the Grant:

Optionee agrees that, if Optionee does not pay or the Employer or the Company does not withhold from Optionee the full amount of Tax-Related Items that Optionee owes at exercise of the Option, or the release or assignment of the Option for consideration, or the receipt of any other benefit in connection with the Option (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), then the amount that should have been withheld shall constitute a loan owed by Optionee to the Employer, effective on the Due Date. Optionee agrees that the loan will bear interest at the HMRC’s official rate and will be immediately due and repayable by Optionee, and the

Company and/or the Employer may recover it at any time thereafter by any of the means referred to in the Responsibility for Taxes section of the Grant. Optionee authorizes the Company to delay the issuance of any Option Shares unless and until the loan is repaid in full.

Notwithstanding the foregoing, if Optionee is an officer or executive director (as within the meaning of section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that Optionee is an officer or executive director and Tax-Related Items are not collected from or paid by Optionee by the Due Date, the amount of any uncollected Tax-Related Items may constitute a benefit to Optionee on which additional income tax and National Insurance Contributions may be payable. Optionee acknowledges that the Company or the Employer may recover any such additional income tax and National Insurance Contributions at any time thereafter by any of the means referred to in the Responsibility for Taxes section of the Grant, although Optionee acknowledges that he/she ultimately will be responsible for reporting any income tax or National Insurance Contributions due on this additional benefit directly to the HMRC under the self-assessment regime.

Election to Transfer Employer’s National Insurance Contributions Liability to Optionee (the “Election”).

Optionee acknowledges that he or she will pay the employee’s primary Class 1 National Insurance Contributions (“the Primary Contributions”) due on the exercise or assignment or release of the Option, pursuant to section 4(4)(a) of the Social Security Contributions and Benefits Act 1992. The Primary Contributions will be payable (i) on the gain arising on exercise or (ii) in the case of assignment or release of the Option, in respect of the difference between the amount of the consideration (if any) given for such assignment or release and the amount of the consideration (if any) given for the Option.

This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the Social Security Contributions and Benefits Act 1992, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

In addition, Optionee and Electronic Arts Limited (“the Employer”) hereby elect that the entire liability of the Employer to pay secondary Class 1 National Insurance Contributions due on the exercise or assignment or release of the Option (“the Secondary Contributions”) is hereby transferred to Optionee. The Secondary Contributions will also be payable (i) on the gain arising on exercise or (ii) in the case of assignment or release of the Option, in respect of the difference between the amount of the consideration (if any) given for such assignment or release and the amount of the consideration (if any) given for the Option. The purpose of this Election is to transfer the Employer’s liability for the Secondary Contributions to the Optionee.

Optionee hereby authorizes the Employer to collect the Secondary Contributions from the Optionee within 30 days after the exercise or assignment or release of the Option or, if earlier, within 14 days after the end of the tax month during which such exercise or assignment or release takes place:

(i) by deduction from salary or any other payment which is payable to the Optionee at any time on or after the date of exercise or assignment or release of the Option, or

(ii) directly from the Optionee by payment in cleared funds, or

(iii) by arranging for the sale of some of the shares that the Optionee is entitled to receive on the exercise of the Option.

The Company has reserved the right under the Plan to withhold the transfer of any shares unless payment is received within the requisite period.

Optionee and the Employer agree to be bound by the terms of this Election. Optionee and the Employer agree that the terms of this Election will apply regardless of whether the Optionee is abroad or not employed on the date on which the liability to Secondary Contributions becomes due.

This Election will continue in effect until such time (if ever) as both the Optionee and the Employer agree that it should cease to have effect or , if earlier, until the date the Inland Revenue may withdraw approval of this Election. This Election will cease to have effect after due payment of the Secondary Contributions in respect of the exercise or assignment or release or cancellation of the Options.

The Employer agrees to pay the Secondary Contributions to the Inland Revenue on behalf of the Optionee within 14 days after the end of the tax month during which the exercise or assignment or release of the Option takes place.